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                                                                    EXHIBIT 10.2

                                  AGREEMENT FOR

                                PURCHASE AND SALE

                                OF REAL PROPERTY

                             AND ESCROW INSTRUCTIONS

         This Agreement for Purchase and Sale of Real Property and Escrow Instructions (the "AGREEMENT") is made and entered into as of the 15th day of October, 2002, by and between PARDEE HOMES, a California corporation, formerly named Pardee Construction Company ("SELLER"), and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("BUYER").

                                 R E C I T A L S

         A. Seller presently owns the fee interest in and to that certain real property consisting of approximately 13.77 acres of land, located in the City of San Diego, County of San Diego, State of California, as depicted on the Site Plan attached as Exhibit "A" and made a part hereof (hereinafter the "PROPERTY"). The Property currently consists of two (2) legal parcels and a portion of a third legal parcel, hereinafter referred to as follows: a single legal parcel consisting of approximately 7.73 acres of land ("PARCEL A"), as so depicted on Exhibit "A"; and a single legal parcel consisting of approximately
4.36 acres of land ("PARCEL B"), as so depicted on Exhibit "A" and legally described on Exhibit "B" attached hereto and incorporated herein. Prior to the "First Closing" (as defined in Paragraph 5(b) below) Seller intends to cause the Lot Line Adjustment (as defined in Paragraph 3(c) below) to be completed, which shall result in the existing boundary lines for Parcel A to be similar to those depicted on Exhibit "A," as legally described on Exhibit "B" attached hereto and incorporated herein, and resulting in the increase of the area of Parcel A to approximately 9.41 acres of Land. As used herein, the term "PROPERTY" shall be deemed to include all of Seller's right, title and interest in and to: the land of Parcels A and B (as expanded pursuant to the Lot Line Adjustment), together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all development rights, air rights, solar rights, water, water rights and water stock relating thereto, oil, gas and mineral rights, if any, all strips and gores, and all of Seller's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection therewith, whether or not of record (collectively, the "LAND");
(ii) all improvements on or in, the Land (collectively, the "IMPROVEMENTS"), and
(iii) all intangible property (collectively, the "INTANGIBLE PROPERTY") now owned by Seller and used in connection with the Land or the Improvements, including, without limitation, any pending or future award made in condemnation thereof, or any payment in lieu of such condemnation, any award or payment for damage thereto, and any proceeds of insurance or claim of cause of action for damage, injury or loss thereto or thereof, any architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights and all transferable utility contracts (including all deposit interests therein).


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         B.       Seller desires to sell the Property to Buyer, and Buyer
desires to purchase the Property from Seller, all on the terms and conditions hereinafter provided.

         C. The parties have agreed that the sale of the Property shall be completed at two (2) closings, the "FIRST CLOSING" and "SECOND CLOSING," respectively. At the First Closing, Seller shall convey and Buyer shall purchase Parcel A (as depicted on Exhibit "A"), along with a ground lease of Parcel B. At the Second Closing, Seller shall convey and Buyer shall purchase Parcel B (as depicted on Exhibit "A").

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the parties hereto agree as follows:

1. Purchase of the Property.

         For the purchase price and upon the terms and conditions hereinafter set forth, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller subject to the terms, covenants and conditions herein set forth.

2. Purchase Price of the Property.

         The purchase price of the Property (the "PURCHASE PRICE") shall be approximately Twenty Five Million One Hundred Ninety-Two Thousand Four Hundred Ninety and 40/100 Dollars ($25,192,490.40), and shall more exactly equal the sum of: Forty-Two Dollars ($42.00) multiplied by the gross land area (in square feet) of the Property. The exact measurement of the square footage of the gross land of Parcel A and Parcel B shall be determined by the Survey to be obtained by Seller as provided in paragraph 3(a)(ii) below. The Purchase Price shall be payable as follows:

         (a) Within seven (7) days after the Opening of Escrow, Buyer shall deposit with the Escrow Holder (defined in paragraph 5(a) below) the sum of Five Hundred Thousand Dollars ($500,000) (the "DEPOSIT") in the form of cash or immediately available funds.

         (b) No later than one (1) business day after the expiration of the Due Diligence Period (provided that Buyer has not terminated this Agreement), Buyer shall deposit with Escrow Holder the additional sum of Five Hundred Thousand Dollars ($500,000) which shall become a part of the Deposit; unless Buyer elects to extend the First Closing in accordance with paragraph 27 below, in which event Buyer shall deposit with Escrow Holder the additional sum of Two Million Five Hundred Thousand Dollars ($2,500,000), for a total Deposit of Three Million Dollars ($3,000,000).

         (c) At least one (1) day prior to the First Closing Date (as defined in paragraph 5(b) below), Buyer shall deliver into Escrow in immediately available funds that portion of the Purchase Price allocable to Parcel A, which shall be an amount equal to the sum of Forty Two Dollars ($42.00) multiplied by the gross land area (in square feet) of Parcel A (approximately Seventeen Million Two Hundred Fifteen Thousand Seven Hundred Eighty Three and 20/100 ($17,215,783.20)) (the "PARCEL A PURCHASE PRICE"), plus the Seller's Carry Costs payable pursuant to
         Section 27 below, if any less the Deposit and


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         interest thereon, plus or minus any adjustments for prorations and expenses required under paragraph 5(g) below for the First Closing.

         (d) At least one (1) day prior to the Second Closing Date (as defined in paragraph 5(b) below), Buyer shall deliver into Escrow in immediately available funds that portion of the Purchase Price allocable to Parcel B, which shall be an amount equal to the sum of Forty-Two Dollars ($42.00) multiplied by the gross land area (in square feet) of Parcel B (approximately Seven Million Nine Hundred Seventy-Six Thousand Seven Hundred Seven Dollars and 20/100 ($7,976,707.20)) (the "PARCEL B PURCHASE PRICE"), less any credits against such purchase price pursuant to the terms of this Agreement, plus or minus any adjustments for prorations and expenses required under paragraph 5(g) below for the Second Closing.

         (e) All monetary deposits in escrow by Buyer shall be placed in a separate interest bearing account for Buyer's benefit at a federally-insured financial institution, as Buyer shall direct. The Escrow Holder shall pay all interest accruing on the Deposit to Buyer on a monthly basis prior to the First Closing Date. Buyer and Seller shall instruct Escrow Holder to take instructions solely from Buyer regarding the investment and release of the Deposit during the period from the date deposited until the expiration of the Due Diligence Period, without any further authorization from Seller and notwithstanding any subsequent instructions to the contrary by Seller. After the expiration of the Due Diligence Period, unless acting pursuant to instructions received from Buyer prior to the expiration of the Due Diligence Period, Escrow Holder shall not release the Deposit, or any portion thereof, to Buyer, or change the nature or location of the investment of the Deposit, without prior written authorization to do so from both Seller and Buyer. With respect to the Deposit, Seller shall have no obligations to Buyer and Buyer shall have no obligations to Seller for any acts or omissions of the Escrow Holder or any institution in which the Deposit is invested by Escrow Holder.

3. Contingencies to the Purchase.

         (a) Buyer's obligations under this Agreement are expressly conditioned upon the satisfaction or waiver of the following:

                  (i) Buyer's approval, in its sole discretion, of all matters of title affecting the Property as disclosed by a preliminary title report to be issued by Chicago Title Company ("TITLE COMPANY") covering the Property and fully-legible copies of all documents referred to in the exceptions set forth therein (the "TITLE REPORT"). Seller shall cause Title Company to deliver the Title Report to Buyer within five (5) business days after the full execution of this Agreement. Unless objected to in writing by Buyer prior to the end of the Due Diligence Period (defined in subparagraph (a)(iv) below), the exceptions and liens set forth on the Title Report shall be deemed approved by Buyer. Notwithstanding the foregoing, except for property taxes and assessments not yet due and payable and any liens created or caused by Buyer, any monetary liens ("MONETARY LIENS") upon the Property shall be eliminated by Seller prior to the First Closing Date. Any encumbrances disapproved by Buyer in writing other than the Monetary Liens are hereinafter referred to


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         as the "DISAPPROVED TITLE MATTERS". The exceptions and liens set forth on the Title Report, excepting the Disapproved Title Matters and Monetary Liens, shall be referred to herein as the "PERMITTED ENCUMBRANCES." Within seven (7) days after receiving any written notice of disapproval, Seller shall indicate whether it is willing or able to eliminate or correct the Disapproved Title Matters. If Seller fails to commit in writing, within ten (10) days after Seller's receipt of such disapproval, to eliminate or correct any Disapproved Title Matter, Seller shall be deemed to have indicated its unwillingness to eliminate the Disapproved Title Matter and Buyer shall have the option either to waive such Disapproved Title Matter in writing, in which case the title matter shall become a Permitted Encumbrance, or terminate this Agreement. In the event Buyer fails to elect to waive or terminate within ten (10) days after the expiration of said ten (10) day period, Buyer shall be deemed to have waived its right to terminate by reason of such Disapproved Title Matters. In the event Seller has agreed to remove the Disapproved Title Matters, but has not removed the Disapproved Title Matters within sixty (60) days after receipt of Buyer's notice of disapproval, Buyer, at its option, may either: (1) elect in writing to waive its prior disapproval; or (2) treat the failure to eliminate the Disapproved Title Matter as a failure of a contingency under this Agreement, in which event Buyer shall have the right to terminate this Agreement.

                  (ii) Within ten (10) days after the completion of the Lot Line Adjustment, Seller shall cause the Title Report to be updated and delivered by the Title Company to Buyer, to reflect any changes to matters of title affecting the Property resulting therefrom. The parties shall have the respective rights and obligations with respect to any new or changed title matters disclosed by the updated Title Report as are set forth above except that if any such new or changed title matters are disclosed after the expiration of the Due Diligence Period, Buyer shall have ten (10) days after receipt of the Updated Title Report to provide Seller with written notice of Buyer's disapproval of any of such title matters as Disapproved Title Matters. Within ten (10) days after receipt of Buyer's written notice of disapproval, Seller shall indicate whether Seller is willing and able to eliminate or correct such Disapproved Title Matters. If Seller fails to so commit in writing within ten (10) days after Seller's receipt of such disapproval, Seller shall be deemed to have indicated its unwillingness to eliminate the Disapproved Title Matter and Buyer shall have the option either to waive such Disapproved Title Matter in writing, in which case the title matter shall become a Permitted Encumbrance, or terminate this Agreement. In the event Buyer fails to elect to waive or terminate within ten (10) days after the expiration of the ten (10) day period for Seller's response, Buyer shall be deemed to have waived its right to terminate by reason of such Disapproved Title Matters. In the event Seller has agreed to remove the Disapproved Title Matters, but has not removed the Disapproved Title Matters within thirty (30) days after receipt of Buyer's notice of disapproval, Buyer, at its option, may either: (1) elect in writing to waive its prior disapproval; or (2) treat the failure to eliminate the Disapproved Title Matter as a failure of a contingency under this Agreement, in which event Buyer shall have the right to terminate this Agreement. Additionally, in the event that Title Company issues any modification or supplement to the Title Report between the expiration of the Due Diligence Period and the First Closing Date (with respect to Parcel A) or the Second Closing Date (with respect to Parcel B) that is not the result of activities of Buyer or any of Buyer's agents, representatives,


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         consultants or contractors, and, if, in Buyer's reasonable judgment, the change materially and adversely affects the Property or Buyer's projected use thereof, Buyer shall have three (3) business days after receipt of the modification or supplement to the Title Report in which to object thereto by written notice to Seller. If Buyer objects to such a change, Seller shall have five (5) business days after the date Seller receives Buyer's objection notice (and, if necessary, the applicable Closing Date shall be extended by the number of days necessary to give Seller this full five (5) business day period) in which to notify Buyer in writing of its election either to satisfy or cure Buyer's objection or not to satisfy or cure Buyer's objection. Seller shall have until the applicable Closing Date to cure or satisfy any objections that Seller elects to cure or satisfy and Seller's failure to do so by such Closing Date shall constitute a default by Seller under this Agreement. Seller shall be deemed to have elected not to cure or satisfy all of Buyer's objections if Seller fails to notify Buyer in writing of its election within the five (5) business day period referenced above. If Seller notifies Buyer in writing of its election not to satisfy the objection or Seller is deemed to have elected not to cure or satisfy Buyer's objection, then Buyer shall either: (A) waive the objection and proceed with the applicable Closing pursuant to all of the terms of this Agreement, or (B) terminate this Agreement; provided, however, that if Buyer's objection relates to a Monetary Lien arising from Seller's actions or failure to act, and if Buyer elects the option under clause (A) of the preceding sentence, then the Purchase Price shall be reduced by the amount of such Monetary Lien. Buyer shall notify Seller in writing of its election either to terminate this Agreement or waive its objection within five (5) business days after the earlier of Buyer's receipt of Seller's written notice election not to cure Buyer's objection or the expiration of the five (5) business day period within which Seller was required to notify Buyer of its election. If Buyer terminates this Agreement pursuant to this subparagraph prior to the First Closing, (i) this Agreement, and all of the obligations, rights and liabilities of Buyer and Seller to each other hereunder shall terminate; and (ii) Seller shall immediately direct Escrow Holder to return the Deposit to Buyer. If Buyer terminates this Agreement pursuant to this subparagraph after the First Closing, but before the Second Closing, (i) this Agreement, and all of the obligations, rights and liabilities of Buyer and Seller to each other hereunder shall terminate with respect to Parcel B only, and Buyer's and Seller's respective rights with respect to Parcel A and that portion of the Purchase Price received by Seller therefor, shall not be affected by such termination; provided, however, that the Ground Lease (as defined in paragraph 5 below) granted to Buyer over Parcel B shall be terminated and all improvements to Parcel B made pursuant thereto shall be quitclaimed to Seller.

                  (iii) Buyer's approval, in its sole discretion, of a currently dated ALTA survey or surveys of the Property showing all improvements and other physical conditions affecting the Property (the "SURVEY") prior to the end of the Due Diligence Period. Seller shall cause the Survey to be prepared and delivered to Buyer within fifteen
         (15) days after Opening of Escrow. In the event Buyer disapproves the Survey and the disapproved matters cannot be eliminated by Seller within sixty (60) days after the end of the Due Diligence Period, Buyer shall have the right to terminate this Agreement, and the First Closing shall be extended as necessary to provide Seller with such sixty (60) day period as may be reasonable for the removal of such disapproved matters. Not later than five (5)


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         days after the completion of the Lot Line Adjustment, Seller shall cause the Survey to be updated and delivered to the Title Company in order to allow the updated Title report to reflect the updated Survey.

                  (iv) Buyer's approval in its sole and absolute discretion of inspections, tests and studies concerning the Property and Buyer's proposed development thereof within the period expiring on January 15, 2003 (the "DUE DILIGENCE PERIOD"). Such inspections, tests and studies concerning the Property shall be performed at Buyer's sole cost and expense. Upon the execution hereof, Buyer and its agent, consultants and contractors shall have the right of entry upon the Property at reasonable times and upon reasonable notice for the purpose of conducting its investigations, surveys, assessments, inspections, tests and studies of the Property and the physical and economic conditions thereof, including, without limitation, the conduct of engineering, economic feasibility and soil tests. Seller shall have the right to be present at all such inspections, tests and studies, provided that such attendance shall not unreasonably delay or increase the cost of Buyer's performance of such inspection tests and studies. Buyer shall indemnify and hold Seller harmless from and against any and all loss or liability resulting from the activities of Buyer, its employees, agents consultants or contractors upon the Property provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (a) the acts of Seller or Seller's employees, agents, contractors or invitees, or (b) the discovery of any pre-existing condition of the Property; and further provided that Buyer shall have no obligation to repair any damage caused by Seller's negligence or willful misconduct or to remediate, contain, abate or control any Hazardous Material or any defect that existed at the Property prior to Buyer's entry thereon. Buyer shall, at its sole cost and expense, promptly repair any damage caused by such inspections, tests and studies if, for any reason, the Property is not transferred by Seller to Buyer. In the event Buyer disapproves, in its sole and absolute discretion, any of its inspections, tests and studies concerning the Property, Buyer shall have the right to terminate this Agreement upon written notice to Seller at any time prior to the end of the Due Diligence Period.

                  (v) Buyer's approval of the "PROPERTY DOCUMENTS" listed on Exhibit "C" attached hereto prior to the end of the Due Diligence Period. Within five (5) days after Opening of Escrow, Seller shall deliver the Property Documents to Buyer. Such studies and reports, if any, together with the Property Documents, are hereinafter referred to as the "DUE DILIGENCE MATERIALS". In the event Buyer disapproves the condition of the Property as a result of its review of the Due Diligence Materials, Buyer shall have the right to terminate this Agreement upon written notice to Seller at any time prior to the end of the Due Diligence Period.

                  (vi) The irrevocable commitment by the Title Company on or before the First Closing Date to issue to Buyer the Title Policy referred to in paragraph 4 below for Parcel A; and the irrevocable commitment by the Title Company on or before the Second Closing Date to issue to Buyer the Title Policy referred to in paragraph 4 below for Parcel B.


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                  (vii)    The Seller's representations and warranties shall be
         true and correct in all material respects.

                  (viii) The physical condition of the Property shall be substantially the same on the First Closing Date as on the Opening of Escrow, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's partners, employees, agents, consultants and contractors; provided, however, that if Buyer delays the First Closing Date in accordance with paragraph 27 below, for purposes of this subparagraph 3(a)(viii) shall mean the date upon which the First Closing would have occurred but for Buyer's election to delay the First Closing.

                  (ix) No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

                  (x) As of the First Closing Date, no moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect Buyer's intended use of the Property; provided, however, that if Buyer delays the First Closing Date in accordance with paragraph 27 below, for purposes of this subparagraph 3(a)(x) shall mean the date upon which the First Closing would have occurred but for Buyer's election to delay the First Closing.

                  (xi) This Agreement, together with the Property Documents, or any matters disclosed to Buyer in writing pursuant hereto shall not contain any untrue statement of material fact.

         Notwithstanding the Due Diligence Period, at all reasonable times from the Execution Date until the last Closing or earlier termination of this Agreement, Buyer, its employees, agents, consultants and contractors shall be entitled at Buyer's sole cost and expense to (i) enter onto the Property and perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable; and (ii) upon reasonable notice to Seller, cause an environmental assessment of the Property to be performed.

         In the event any of the contingencies set forth in this subparagraph
(a) above are not satisfied or waived by Buyer within the periods specified therein, Buyer may terminate this Agreement and the Escrow provided for below upon written notice to Seller and Escrow Holder, without prejudice to Buyer's other remedies by reason of any such failure (and which remedies shall survive each Close of Escrow or any termination by Buyer pursuant to this paragraph 3). In the event Buyer does not inform Seller in writing of its approval or disapproval of any of the contingencies set forth in this subparagraph (a) within the times above specified, said contingencies shall be deemed to have been approved. Upon termination of this Agreement and Escrow for failure of the contingencies in this subparagraph (a): (i) all documents shall be


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returned to the party who deposited such documents into escrow or delivered same to the other party; (ii) the Deposit shall be returned to Buyer; (iii) each party shall bear one-half (1/2) of the Escrow Holder and Title Company cancellation costs; and (iv) neither party shall have any further liability to the other.

         (b) If any contingency fails because of Seller's default hereunder, Buyer may terminate the Agreement, as set forth in subparagraph (a) above or close the transaction in accordance with this Agreement, without prejudice to Buyer's remedies because of such default.

         (c) The parties' obligations under this Agreement are further conditioned upon the satisfaction or waiver of the following:

                  (i) Within sixty (60) days after Opening of Escrow, Buyer shall submit to Seller a site plan and conceptual plans showing all building elevations and material board for all buildings and related improvements (including parking facilities and signage) to be constructed by Buyer upon the Property ("BUYER'S CONCEPTUAL PLANS") for the review and approval by Seller in its sole discretion. Buyer agrees that Buyer's Conceptual Plans shall conform to Seller's Building Guidelines attached hereto as Exhibit "G." Buyer agrees that Seller's Building Guidelines are reasonable. In the event Buyer fails to submit Buyer's Conceptual Plans to Seller pursuant to the end of said sixty
         (60) day period, Seller shall have the right to terminate this Agreement by delivering to Buyer written notice thereof. Buyer understands and agrees that Buyer's grading of the Property will necessarily affect Lots 18 and 19 located to the south of the Property and Parcel 3 located to the north of the Property and that Seller may withhold its approval of the Buyer's Conceptual Plans if any grading associated therewith (as set forth in a grading plan included in the Conceptual Plans) would adversely impact the actual or potential development of Lots 18 and 19 or Parcel 3. Within twenty (20) days after Seller's receipt of Buyer's Conceptual Plans, Seller shall notify Buyer of its approval or disapproval of Buyer's Conceptual Plans, including, but not limited to, any materially adverse impact that the grading associated therewith (as set forth in a grading plan included in the Conceptual Plans) may have on the development of adjacent lots, (consistent with the existing graded elevation of said lots or changes to the grade of said lots pursuant to conceptual plans approved by Seller prior to the date of this Agreement). If Seller fails to notify Buyer of its disapproval of the Buyer's Conceptual Plans within said twenty (20) day period, the Buyer's Conceptual Plans shall be deemed approved. After Buyer's receipt of Seller's notice of disapproval, if Buyer revises the Buyer's Conceptual Plans, Buyer shall submit the revised Buyer's Conceptual Plans to Seller for its approval or disapproval which Seller shall give within fifteen (15) days after receipt thereof. This process shall continue until the Buyer's Conceptual Plans are approved. If Seller timely disapproves Buyer's Conceptual Plans and Seller and Buyer are unable to agree upon Buyer's Conceptual Plans within forty-five (45) days after Seller's receipt of such plans, either party shall have the right to terminate this Agreement; and the First Closing shall be extended to occur no earlier than the earlier of (A) Buyer's and Seller's mutual agreement upon Buyer's Conceptual Plans, or (B) the expiration of such forty-five (45) day period.


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                  (ii)     On or before January 15, 2003, Seller shall obtain
         from the City of San Diego at Seller's expense any necessary lot line adjustment, parcel map or similar document certifying to the satisfaction of Title Company that the Property consists of two separate legal parcels in the configuration depicted on Exhibit "A" and complies with all applicable subdivision laws, regulations and ordinances (the "LOT LINE ADJUSTMENT"). Any conditions or requirements imposed by any governmental authorities in connection with the Lot Line Adjustment which affect Seller or any property owned by Seller shall be subject to the written approval of Seller, in its sole discretion. Any conditions or requirements imposed by any governmental authorities in connection with the Lot Line Adjustment which affect Buyer's development of the Property shall be subject to Buyer's written approval, in its sole discretion. In the event Buyer or Seller disapprove any such conditions or requirements imposed in connection with the Lot Line Adjustment, and cannot reach an agreement concerning such disapproval prior to January 23, 2003, or in the event Seller is unable to obtain the Lot Line Adjustment prior to January 23, 2003, either party shall have the right to terminate this Agreement upon written notice to the other. Subject to the parties' right to approve certain conditions or requirements of the Lot Line Adjustment, Buyer shall perform all obligations imposed by the City of San Diego or other government agencies in connection with the Lot Line Adjustment.

         Upon termination of this Agreement and Escrow for failure of the contingencies in this subparagraph (c): (i) all documents shall be returned to the party who deposited such documents into escrow or delivered same to the other party; (ii) Buyer's Deposit shall be returned to Buyer; (iii) each party shall bear one-half (1/2) of the escrow cancellation costs; and (iv) neither party shall have any further obligation to the other. Notwithstanding the foregoing, if a Close of Escrow does not occur because of a failure of either Seller or Buyer to comply with its obligations under this Agreement, any costs incurred in connection with the Escrow and not previously paid through Escrow, including any cancellation fees or other costs of Title Company, shall be paid by the defaulting party.

4. Title Insurance; Condition of Title.

         (a) At each Close of Escrow, Buyer's fee simple title shall be insured by an ALTA Owner's Extended Coverage Policy of Title Insurance (1970 Form B), containing such endorsements as may be reasonably requested by Buyer (collectively, the "TITLE POLICIES") issued by Title Company. The Title Policy issued at the First Close of Escrow shall provide coverage in the amount of the Parcel A Purchase Price. The Title Policy issued at the Second Close of Escrow shall provide coverage in the amount of the Parcel B Purchase Price. The Title Policy issued to Buyer at the First Closing shall show fee simple title to Parcel A vested in Buyer, subject only to:

                  (i)      Non-delinquent real property taxes and assessments;

                  (ii)     The Permitted Encumbrances; and

                  (iii) Any other matters recorded by Escrow Holder pursuant to the terms of this Agreement or matters consented to, created or caused by Buyer prior to the Close of Escrow.

         The Title Policy issued to Buyer at the Second Closing shall show fee simple title to Parcel B vested in Buyer alone, subject only to:

                  (i)      Non-delinquent real property taxes and assessments;

                  (ii)     The Permitted Encumbrances; and

                  (iii) Any other matters recorded by Escrow Holder pursuant to the terms of this Agreement or matters consented to, created or caused by Buyer prior to the Close of Escrow.

         (b) Buyer and Seller each agree to deliver to Title Company such proof of their respective authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby as may be reasonably required by the other party or Title Company.

5. Escrow Provisions.

         (a) Within three (3) days following the full execution of this Agreement, Seller and Buyer shall open Escrow (the "ESCROW") by delivering a fully executed copy of this Agreement to Chicago Title Company (referred to herein as "ESCROW HOLDER"), at 925 "B" Street, San Diego, CA 92101, Attn: Shelva Molm, Escrow Officer. The "OPENING OF ESCROW" shall be deemed the date that this Agreement has been signed by the parties and delivered to Escrow Holder. Each party shall execute Escrow instructions on the standard form of Escrow Holder; provided, however, such additional instructions shall not modify the provisions of this Agreement. This Agreement shall be attached to and made an exhibit to such Escrow instructions. To the extent that such Escrow instructions conflict with any of the provisions of this Agreement, this Agreement shall control. If any requirements relating to the duties or obligations of the Escrow Holder hereunder are not acceptable to the Escrow Holder, or if the Escrow Holder requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as counsel for Buyer and Seller shall mutually approve and which do not materially change this Agreement or its intent

         (b) Buyer and Seller agree that, except as provided in subparagraph (i) below, the sale of the Property shall occur at two (2) closings, to be known as "First Closing" and the "Second Closing". At the First Closing, Seller shall convey to Buyer all of its interest in Parcel A. At the Second Closing, Seller shall convey to Buyer all of its interest in Parcel B. Although the First Closing may be delayed by Buyer in accordance with Section 27 below, the First Closing shall be scheduled to occur on January 31, 2003 and the actual closing shall be referred to as the "FIRST CLOSE OF ESCROW". The Second Closing shall be scheduled to occur on December 15, 2003; however, Seller may, in its sole discretion, postpone the Second Closing to not later than January 15, 2004 upon written notice to

         Buyer and the actual closing shall be referred to herein as the "SECOND CLOSE OF ESCROW". On or before thirty (30) days prior to the First Close of Escrow, if the design of Buyer's improvements to the Property results in the need to construct such improvements over or in proximity to the lot line between Parcel A and Parcel B (and that the City will not recognize the Ground Lease as affording Buyer the right to construct its improvements over or in proximity to such lot line), Buyer may elect to acquire an undivided two-thirds (2/3) interest in the Property in lieu of Parcel A. In the event Buyer so elects, this Agreement shall be modified as follows: All references to Parcel A herein shall be modified to refer to such undivided two-thirds (2/3) interest, and all references to Parcel B herein shall be modified to refer to the remaining undivided one-third (1/3) interest in the Property; and in such event, there shall be no requirement for the execution and delivery of the Ground Lease; and in lieu thereof the parties shall enter into a co-tenancy agreement with similar terms and conditions to those contained in the Ground Lease; provided, however, that the Ground Lease shall be modified as necessary to comply with those regulations and rulings applicable to Section 1031 of the Internal Revenue Code of 1986, as amended (the "CODE"), and corresponding provisions of applicable state tax legislation, in order that the Buyer's co-tenancy interest will be considered a real estate interest rather than a partnership interest for the purpose of Buyer acquiring the Property as part of a so-called like like-kind exchange under Section 1031 (a "SECTION 1031 EXCHANGE")of the Code.

         (c) At the First Close of Escrow, Seller shall execute and deliver to Buyer through Escrow a Grant Deed conveying to Buyer fee simple title to Parcel A. At the First Close of Escrow, Buyer and Seller shall execute and deliver to Escrow Holder a Ground Lease over Parcel B, in the form attached hereto as Exhibit "H" (the "GROUND LEASE"). The purpose of the Ground Lease is to provide Buyer with an interest in Parcel B sufficient to obtain construction permits for the development thereof, and all rent payable pursuant thereto shall be credited against the Parcel B Purchase Price at the Second Close of Escrow. At the Second Close of Escrow, Seller shall execute and deliver to Buyer through Escrow a Grant Deed conveying to Buyer fee simple title to Parcel B. The Grant Deeds shall be in Title Company's standard form.

         (d) On or before the First Close of Escrow, Buyer shall deliver to Seller outside of escrow an original irrevocable standby letter of credit ("LETTER OF CREDIT") in the amount of the Parcel B Purchase Price ("LETTER OF CREDIT AMOUNT"). In the event Buyer defaults under this Agreement and fails to complete its purchase of Parcel B, Seller shall have the right to draw upon the Letter of Credit in the Letter of Credit Amount; such draw shall constitute payment to Seller of the Parcel B Purchase Price. In the event Seller draws upon the Letter of Credit, Buyer, Seller and Escrow Holder shall perform all of their obligations under this Agreement, except for Buyer's deposit of the balance of the Parcel B Purchase Price. Upon confirmation from Escrow Holder that the Parcel B Purchase Price has been received into Escrow, and prior to the distribution of such funds to Seller, Seller shall deliver the Letter of Credit to Escrow Holder, who shall release the Letter of Credit to Buyer contemporaneously with delivery of the Parcel B Purchase Price amount to Seller. Buyer's failure to deliver the Letter of Credit to Seller as required above shall be deemed to be a breach of this Agreement which shall entitle Seller to terminate this Agreement, in addition to any other remedies available at law or in equity. In the event of such breach, Seller may retain Buyer's Deposit as liquidated damages, as provided in paragraph 11 below. The Letter of Credit shall be issued by Bank of America, Wells Fargo Bank or another major U.S. commercial bank acceptable to Seller, having a Los Angeles, California office at which the Letter of Credit may be drawn. The Letter of Credit shall have an expiration date no earlier than February 15, 2004. The Letter of Credit shall provide for payment to Seller upon the issuer's receipt of a sight draft from Seller together with Seller's certificate certifying that the Letter of Credit amount is due and payable from Buyer, and with no other conditions, and otherwise be in form and content satisfactory to Seller's attorneys.

         (e) In consideration of Buyer's delivery of the Letter of Credit, Seller shall cause to be recorded against Parcel B at the First Close of Escrow, a deed of trust granted by Seller to Escrow Holder, as trustee, in favor of Buyer as beneficiary, in the form attached hereto as Exhibit "I" (the "DEED OF TRUST"), securing Seller's obligation to convey to Buyer fee simple title to Parcel B upon any draw under the Letter of Credit constituting payment in full to Seller of the Parcel B Purchase Price. Prior to the First Close of Escrow, Buyer shall execute and deliver to Escrow Holder a request for reconveyance, in Escrow Holder's standard form, requesting the reconveyance of Parcel B from the lien of the Deed of Trust in the event Buyer defaults under this Agreement prior to the Second Close of Escrow and Seller elects to terminate this Agreement without drawing upon the Letter of Credit. Escrow Holder shall hold such request for reconveyance of the Deed of Trust unless and until Buyer defaults under this Agreement and Seller releases the Letter of Credit to Buyer in accordance with subparagraph 5(d) above. If Buyer defaults under this Agreement and Seller releases the Letter of Credit to Buyer in accordance with subparagraph 5(d), Escrow Holder shall promptly cause the reconveyance of the lien of the Deed of Trust as an encumbrance on Seller's title to Parcel B. Buyer shall be solely responsible for the costs associated with the reconveyance of the Deed of Trust pursuant to this subparagraph 5(e).

         (f) At the First Close of Escrow, Escrow Holder shall (i) cause the Grant Deed for Parcel A to be recorded in San Diego County; (ii) deliver to Seller the Parcel A Purchase Price, plus or minus Seller's share of any expenses or prorations; (iii) cause the Memorandum of Option to Purchase (in the form of Exhibit "E" hereto), Memorandum of Right of First Refusal (in the form of Exhibit "F" hereto) Ground Lease, (in the form of Exhibit "H" hereto), the Deed of Trust (in the form of Exhibit "I" hereto), and the Memorandum of Agreement (in the form of Exhibit "D" hereto) to be recorded in San Diego County. At the Second Close of Escrow, Escrow Holder shall (i) cause the Grant Deed for Parcel B to be recorded in San Diego County; (ii) deliver to Seller the Parcel B Purchase Price, plus or minus Seller's share of any expenses or prorations.

         (g) Expenses and costs concerning the Escrow shall be borne as follows:

                  (i) Seller shall pay the portion of the Title Policy premiums for each policy applicable to a standard CLTA policy, any documentary transfer taxes, the recording fees for the Grant Deeds and the other documents to be recorded pursuant to paragraph 5(f) above and one-half (1/2) of the Escrow fees;

                  (ii) Buyer shall pay the Title Policy premiums for each policy in excess of Seller's share described in clause (i) above, including the cost of any ALTA inspection, the cost of any title endorsements requested by Buyer in its sole discretion and one-half (1/2) of the Escrow fees;

                  (iii) At the First Close of Escrow, Buyer shall reimburse Seller for the cost of the Survey referred to in paragraph 3(a)(ii) above (it being agreed that the cost shall be limited to the cost of updating Seller's existing survey of the Property);

                  (iv) Seller and Buyer shall each bear their respective legal and accounting fees and costs (if any); and

                  (v) All other fees and charges shall be shared by the parties according to the usual custom in San Diego County.

         (h) Prior to each Close of Escrow, Seller shall provide Escrow Holder and Buyer with the certification required by Internal Revenue Code
         Section 1445 (the "NON-FOREIGN PERSON CERTIFICATE"), and the certification required to show that withholding is not required pursuant to California Revenue and Taxation Code Sections 18662(e) and 26131(e). If Seller shall fail to deposit into Escrow the Non-Foreign Person Certificate as required by this Agreement, Buyer may at its option either (i) delay Close of Escrow until such time as Seller has complied with the conditions set forth herein, and such adjournment shall not place Buyer in default of its obligations hereunder, or (ii) withhold from the Purchase Price and remit to the Internal Revenue Service, a sum equal to ten percent (10%) of the gross selling price of the Property or such other sum as shall be required in accordance with the withholding obligations imposed upon Buyer pursuant to Section 1445 of the Code. Such withholding shall not place Buyer in default under this Agreement, and Seller shall not be entitled to claim that such withholding shall excuse Seller's performance under this Agreement.

                  (i) Real property taxes, any installments of bonds and any special taxes and assessments affecting the entire Property shall be prorated as of the First Closing Date based on the actual number of days in the month and year. Any reconciliation of estimated closing adjustments, or corrections of errors in the calculation of closing adjustments, shall be made as soon as practicable after each Close of Escrow and the provisions of this Section shall survive the last Close of Escrow.

         (i) Notwithstanding any other provision of this Agreement to the contrary, Seller shall have the right, in its sole discretion, to convey the entire Property to Buyer at the First Closing, provided that all conditions to closing have been satisfied. If Seller so elects to convey the entire Property to Buyer at the First Closing: (i) the Ground Lease described in subparagraph (c) and the Letter of Credit described in subparagraph (d) above shall not be required; (ii) Buyer shall deposit into Escrow the entire Purchase Price for the

         Property prior to the First Closing; and (iii) all other conditions applicable to the Second Closing shall be satisfied at the First Closing.

6. Change of Possession and Buyer's Right to Develop Property.

         Possession of the Property and shall be delivered to Buyer at the First Close of Escrow free and clear of all leases or rights of other parties to possess or occupy all or any portion of the Property. Following the First Close of Escrow, Buyer shall have the right to develop the Property, subject to the terms and conditions set forth in this Agreement, the Ground Lease and in accordance with applicable law.

7. Seller's Covenants, Representations and Warranties.

         As a material consideration for Buyer's entering into this Agreement, Seller hereby covenants, represents and warrants to Buyer as follows:

         (a) Seller is a corporation duly organized and existing in good standing under the laws of the State of California. Seller has full power and authority to enter into this Agreement and carry out its undertakings hereunder.

         (b) The execution of this Agreement by Seller and its delivery to Buyer and the performance hereof have been duly authorized by all necessary action on the part of Seller and its shareholders and/or board of directors, as applicable. This Agreement constitutes the binding obligation of Seller and is enforceable against Seller in accordance with its terms and does not violate the Articles of Incorporation of Seller or any contract, agreement or commitment to which the Seller is a party or by which Seller is bound.

         (c) Seller has not received written notice from any governmental authority advising Seller of the existence of any violation relative to the Property of any applicable building codes, environmental, zoning, subdivision, and land use laws, the violation of which would have a material adverse effect upon the Property. To the best of Seller's knowledge, there are no threatened claims, litigation, legal action involving the Property to which Seller is a party, and there are no threatened condemnation or other private or governmental proceedings or investigations involving the Property.

         (d) Except for any agreements terminable at will without penalty or premium, neither Seller nor its agents have entered into any agreements or understandings concerning the Property by which Buyer would be bound following the Close of Escrow.

         (e) Seller does not use, treat, store or dispose of, and has not knowingly permitted anyone else, to use, treat, store or dispose of any hazardous or toxic materials ("HAZARDOUS MATERIALS") nor does Seller know of the existence of Hazardous Materials on, in, under or about the Property. Seller has not received written notice of any violation affecting the Property under any federal, state or local law or regulation relating to Hazardous Materials. For the purpose of this Agreement, "Hazardous Materials" shall include substances defined as "extremely hazardous substances," "hazardous substances," "hazardous materials," "hazardous waste," or "toxic substances," in the Comprehensive

         Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections 11001-11050, as amended; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., as amended; the Toxic Substances Control Act, 15 U.S.C.
         Section 2601, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; and those substances defined as "hazardous waste" in Section 25117 of the California Health & Safety Code, as "infectious waste" in Section 25117.5 of the California Health & Safety Code, or as "hazardous substances" in
         Section 25316 of the California Health & Safety Code or "hazardous materials" as defined in Section 353 of the California Vehicle Code.

         (f) Seller agrees that, from and after the date hereof, it will not hypothecate, transfer, encumber or affirmatively take any other action with respect to the Property, or any portion thereof, which would render Seller unable to convey the Property to Buyer pursuant to this Agreement. There are no leases or tenancies in effect on the Property and no facts or conditions exist that will prevent possession of the Property from being delivered to Buyer upon the Close of Escrow.

         (g) Buyer and Seller hereby agree that (i) except for the warranties, representations and covenants of Seller set forth in this Agreement, Buyer is purchasing the Property on an "AS IS" basis without relying on any communications that may have been made by Seller, or any of Seller's agents or employees, with respect to the Property or Buyer's intended use thereof; (ii) the only representations and warranties made with respect to the Property are contained herein; and (iii) for purposes of this paragraph 7, Seller's "knowledge" shall be deemed to include the present knowledge of David D. Dunham (Senior Vice President of Seller) or Gregory P. Sorich (Vice President of Seller), and Seller's "written notice" shall be deemed to include notices received by one or more of said persons. Seller represents that the foregoing persons are the most knowledgeable of the circumstances and conditions relating to the Property and that they are the most likely persons within Seller's organization to receive notices relating to the condition of the Property. The foregoing does not imply and shall not be deemed to require Seller's independent investigation.

         (h) From the opening of Escrow to the First Close of Escrow, or the earlier termination of this Agreement, Seller shall operate the Property in the ordinary course, and maintain the Property in the same manner as before the execution of this Agreement as though Seller were retaining the Property. During said period, Seller shall keep in effect all insurance coverage on the Property in effect as of the Effective Date and promptly comply with all requirements of the insurance companies with respect to such coverage. During said period, Seller shall not actively solicit or accept any back-up offer for the purchase of the Property.

         (i) Prior to the First Close of Escrow, Seller shall promptly comply with all applicable laws, statutes, ordinances, rules and regulations of any and all governmental or quasi-governmental agencies having or claiming jurisdiction over the Property or the use of all or any part thereof ("LEGAL REQUIREMENTS").

         (j) Prior to the First Close of Escrow, Seller shall pay before delinquency all taxes and assessments and all other impositions of every kind and nature whatsoever, levied, imposed or assessed, and all other expenses and obligations at any time incurred by Seller, in connection with the ownership, occupancy, use or operation of the Property.

         (k) Seller agrees that Buyer shall have no liability as a successor in interest for any contracts or agreements entered into by Seller in connection with its operation of the Property except for obligations accruing after the Closing Date or which are set forth in the Property Documents, or in any document which is a Permitted Encumbrance.

         (l) Seller shall indemnify, defend and hold harmless Buyer from and against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) caused by any breach of any representation, warranty or covenant of Seller contained herein, subject to the provisions of this Agreement.

         (m) To the best of Seller's knowledge, there is no material fact which has not been disclosed to Buyer which has a material adverse effect upon the Property, or the use or value thereof.

         (n) To the best of Seller's knowledge, there are not presently pending
         (i) any special assessments, except those shown as exceptions on the Preliminary Report, (ii) condemnation actions against the Property or any part, and Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property except for those assessments that will be made by any applicable associations.

         (o) No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller.

         (p) Seller agrees to take no action that is likely to decrease the square footage of building improvements that may be constructed on the Property.

         (q) Provided that the Building Plans submitted by Buyer for approval by governmental agencies and community groups have been approved by Seller pursuant to subparagraph 8(e) below, Seller agrees not to object to or oppose the approval of such Building Plans by such governmental agencies and community groups.

         (r) All representations and warranties set forth in this paragraph 7 shall be true as of the date hereof and as of each Closing Date without the necessity of a separate certificate with respect thereto. All representations, warranties and covenants set forth in this paragraph 7 shall survive the last Close of Escrow hereunder.

8. Buyer's Covenants, Representations and Warranties.

         As a material consideration for Seller's entering into this Agreement, Buyer hereby covenants, represents and warrants to Seller as follows:

         (a) Buyer is a corporation duly organized and existing in good standing under the laws of the State of Delaware and is qualified to do business in California. Buyer has full power and authority to enter into this Agreement and to carry out its undertakings hereunder.

         (b) The parties executing this Agreement on behalf of Buyer are duly authorized to do so and to execute all documents which it contemplates.

         (c) This Agreement constitutes the binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.

         (d) Buyer has made (or will make prior to the Close of Escrow) an independent investigation with regard to the Property and Buyer's intended use thereof.

         (e) Prior to commencement of construction, Buyer shall deliver to Seller, for Seller's written approval in its reasonable discretion, the following plans and other materials related to the improvements Buyer proposes to construct on the Property (the "BUILDING PLANS"): (i) complete building shell architectural plans, including elevations, sections, mechanical and roof plans; (ii) conceptual landscape plans, including lighting, landscape palette, hardscapes and architectural features; (iii) grading plans; (iv) conceptual signage plans for all signs to be erected upon the Property; and (v) color boards including glass, roofing materials, exterior elevation, colors, window mullions and veneer materials. Seller shall review and approve or reasonably disapprove the Building Plans within ten (10) days after Seller's receipt thereof. Seller shall not have the right to disapprove Buyer's Building Plans to the extent such plans conform to Buyer's Conceptual Plans approved by Seller. If Seller fails to notify Buyer of its disapproval of the Building Plans and the reasons therefor within said ten (10) day period, the Building Plans shall be deemed approved. After Buyer's receipt of Seller's notice of disapproval and the reasons therefor, if Buyer revises the Building Plans, Buyer shall submit the revised Building Plans to Seller for its approval or reasonable disapproval which Seller shall give within ten (10) days after receipt thereof. This process shall continue until the Building Plans are approved. Seller's failure to notify Buyer of its approval or reasonable disapproval and the reasons for such disapproval within said ten (10) day period shall be deemed Seller's approval of the Building Plans. Buyer hereby agrees that the building(s) and all other improvements constructed on the Property by Buyer, or its successors-in-interest, assigns or transferees shall be constructed in accordance with the Building Plans approved by Seller. Buyer agrees that the Building Plans shall conform to Seller's Building Guidelines attached hereto as Exhibit "F". Buyer agrees that Seller's Building Guidelines are reasonable. Seller agrees that Seller shall not disapprove of any portion of the Building Plans for any reason contrary to the Seller's Building Guidelines. Any material modifications to the Building Plans shall require Seller's prior written approval. To the extent that Seller has approved, or approves or permits any deviations from the Seller's Building Guidelines in the construction of any non-governmental buildings located on Lots 17, 18 or 19 of Employment Center Development Unit 2B, according to Map thereof No. 10945, filed in the Office of the County Recorder of San Diego County on May 21, 1984, located to the south of the Property, or Parcel 2 of Parcel Map No. 15061, filed in the Office of the County Recorder of San Diego County on December 16,

         1987, located to the north of the Property, similar deviations in the construction of Buyer's buildings on the Property shall be permitted by Seller. It is intended that the approval process set forth above shall apply to the development of the entire Property; however, in the event the Property is developed in phases, Buyer shall only be required to submit Building Plans to Seller for the particular phase Buyer intends to develop at that time. Buyer may concurrently submit the Building Plans to Seller and related development applications to applicable government authorities for approval, provided that Buyer acknowledges that the Building Plans submitted to government authorities may be revised as a result of Seller's review and approval process, and no development approvals from government authorities shall limit Seller's rights under this subparagraph 8(e). Buyer's and Seller's covenants set forth in this paragraph 8(e) shall survive Close of Escrow. Buyer and Seller agree to execute and deliver to Escrow Holder prior to the First Close of Escrow a Memorandum of Agreement in the form attached hereto as Exhibit "C" confirming the parties' rights and obligations under this paragraph 8(e). Escrow Holder shall record such Memorandum of Agreement at the First Close of Escrow. Any liens upon the Property as security for loans shall be subordinate to the Memorandum of Agreement.

         (f) From and after the First Close of Escrow until the Second Close of Escrow or the earlier termination of this Agreement, Buyer shall promptly comply with all Legal Requirements relating to the Property.

         (g) Buyer covenants and agrees to become a member of the El Camino Real Owners Association which will, among other things, maintain certain open space, easement areas, medians and entry areas within the property over which it has jurisdiction. Buyer agrees to pay the dues and assessments of said association. Buyer understands and agrees that the Design Review Committee of said association has the right to review and approve all building plans for improvements (including signage) to be constructed on the Property. If and to the extent any portion of the Property to be purchased by Buyer is annexable but has not been annexed into the land covered by the Declaration of Covenants, Conditions and Restrictions for the El Camino Real Owners Association ("CC&RS"), such portion of the Property shall be so annexed at or prior to the Second Close of Escrow; provided, however, that upon any such annexation of the Property into the land covered by the CC&Rs, the members of the Design Review Committee of the El Camino Real Owners Association who are agents or employees of Pardee shall be bound by any prior approval by Seller of Buyer's Conceptual Plans approved by Seller (and, to the extent already approved by Seller, the Building Plans) are in form and substance reasonably satisfactory to such committee members.

         (h) Buyer covenants and agrees to become a member of the Retention Basin Area Association and to pay dues and assessments as required by said association. If and to the extent any portion of the Property to be purchased by Buyer is annexable but has not been annexed into the land covered by the Declaration of Covenants, Conditions and Restrictions for the Retention Basin Area Association, such portion of the Property shall be so annexed at or prior to the Second Close of Escrow.

         (i) All representations and warranties set forth in this paragraph 8 shall be true as of the date hereof and the Closing Date. All representations, warranties and covenants set forth in this paragraph 8 shall survive the Close of Escrow hereunder.

9. Option to Repurchase Property.

         (a) In the event that Buyer fails to commence construction of office buildings designed to contain at least 150,000 rentable square feet of space described in Buyer's Conceptual Plans and Building Plans for the Property pursuant to the terms hereof within one (1) year following Buyer's receipt of all necessary development approvals, permits and environmental review documents prepared pursuant to the California Environmental Quality Act (collectively, the "ENTITLEMENTS") to allow construction of such office buildings, with such one (1) year period commencing upon the earlier of (i) expiration of the applicable statute of limitations for legal challenges to Entitlements or (ii) resolution of all legal challenges to such Entitlements which are timely filed, including all appeals thereof, Seller at its option (the "REPURCHASE OPTION") may repurchase: (i) Parcel A; or (ii) the Property, in the event Seller has conveyed both Parcel A and Parcel B to Buyer (hereinafter, the "REPURCHASE PROPERTY"); provided, however, that regardless of the reason for any delays in obtaining the Entitlements (including any Events of Force Majeure, as defined in paragraph 18 below), if the commencement of construction required hereunder does not occur for any reason by the third (3rd) anniversary of the First Closing Date, Seller shall have the right to exercise the Repurchase Option in accordance with paragraph 9(c). Notwithstanding the foregoing, the one (1) year period described in the preceding sentence shall be conditioned upon Buyer's reasonable and diligent efforts to obtain the Entitlements and timely response to any challenges to the Entitlements, and Buyer's failure to act reasonably and diligently to obtain the Entitlements and timely respond to any challenge thereto shall entitle Seller to accelerate the commencement of such one (1) year period if (A) Seller notifies Buyer in writing of Seller's determination that Buyer is not acting reasonably and diligently to obtain the Entitlements and (B) Buyer fails to reasonably satisfy Seller's concerns set forth in such notice relating to Buyer's alleged failure or cure such failure within thirty (30) days after Buyer's receipt of such notice; provided further, that such one (1) year period shall be extended for up to one (1) additional year due to Events of Force Majeure, as defined in paragraph 18 below, which may occur prior to the expiration of such one (1) period. The purchase price for the Repurchase Property shall be equal to the original purchase price paid to Seller by Buyer under this Agreement for the Repurchase Property. Upon the tender by Seller to Buyer of the said repurchase price, Buyer shall reconvey the Repurchase Property to Seller free and clear of any encumbrance except matters of record as of the original Close of Escrow(s) hereunder for the Repurchase Property.

         (b) For the purpose of this paragraph 9, "COMMENCEMENT OF CONSTRUCTION" shall be deemed to have occurred only after a building permit has been obtained, rough grading has been completed and work on the foundations for the office buildings designed to contain at least 150,000 rentable square feet of space has commenced on the Property.

         (c) Seller may exercise the Repurchase Option by giving written notice to Buyer on or before one (1) year after the expiration of the period within which Buyer is obligated to commence construction as specified in subparagraph (a) above, in which event Buyer and Seller shall execute escrow instructions to Escrow Holder providing for escrow to close within thirty (30) days from the opening thereof, and Buyer shall deposit into said escrow a grant deed to the Repurchase Property; provided, however, that if Buyer commences construction at any time prior to Seller's exercise of the Repurchase Option, the Repurchase Option shall be nullified thereby. Said escrow shall be subject only to approval by Seller of a then current preliminary title report. Any title exceptions shown thereon created after the Closing Date(s) for the Repurchase Property (except to the extent (i) required by law, (ii) granted to governmental, quasi-governmental entities or owners' associations having jurisdiction over the Repurchase Property, (iii) granted to utilities providers, or (iv) otherwise approved in writing by Seller at the time granted by Buyer) and disapproved by written notice to Buyer through escrow, shall be removed by Buyer at its sole expense at or prior to close of escrow. Seller and Buyer shall each pay one-half of (i) all escrow fees; (ii) the cost of documentary transfer tax for recording the deed; and (iii) the premium for a CLTA standard form owner's coverage policy of title insurance in the amount of the repurchase price, showing title to the Repurchase Property vested in Seller or its assigns free and clear of all liens, encumbrances or other title exceptions other than those expressly permitted hereunder. All other costs or expenses shall be allocated between the parties in the manner customary in San Diego County, California.

         (d) Buyer agrees to execute and deliver through the Escrow a document in the form attached hereto as Exhibit "D" hereto and by this reference made a part hereof reflecting Seller's option to repurchase, as provided in this paragraph 9. Escrow Holder shall cause such document to be recorded at the First Close of Escrow. The Property shall remain subject to Seller's Repurchase Option under this paragraph 9 following any sale, assignment, transfer, conveyance or encumbrance of the Property until commencement of construction. Notwithstanding the foregoing, if Buyer offers to sell the Property to Seller pursuant to Seller's right of first refusal set forth in paragraph 10 below, and Seller fails to accept such Offer as provided therein, and Buyer subsequently sells all or any portion of the Property to a third party, the one (1) year time period set forth in subparagraph 9(a) shall commence to run, with respect to such portion of the Property so sold, as of the earlier of the (i) expiration of the applicable statute of limitations for legal challenges to such third party's Entitlements, or
         (ii) resolution of all legal challenges to such Entitlements which are timely filed, including all appeals thereof, but subject to Seller's right to accelerate the commencement of the one (1) year period, and extension of such one (1) year period for Events of Force Majeure, as set forth in subparagraph (a) above, but the period in which such third party must commence construction shall not be delayed beyond the third
         (3rd) anniversary of the date such portion of the Property is conveyed to such third party.

         (e) The Repurchase Option created hereby shall be irrevocable by Buyer and shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest. Upon Buyer's written request following Buyer's commencement of construction on the Property, Seller shall execute and deliver to Buyer any documents necessary to eliminate the Memorandum of Option to Purchase from record title to the Property.

10. Right of First Refusal to Purchase Property.

         (a) Prior to the termination of Seller's rights under this paragraph 10 as provided in subparagraph (e) below, Buyer shall not sell or agree to sell the Property without first offering it to Seller. Subject to subparagraph (f) below, the term "SELL" shall include any transfer or conveyance of all or any portion of the Property or Buyer's interest in all or a portion of the Property, or a lease with a term of thirty (30) years or more. Buyer shall offer to sell the Property to Seller (the "OFFER") on the same terms and conditions to Seller as those proposed for a sale of the Property to a third party except that the purchase price shall be at the lower of the Purchase Price paid by Buyer to Seller for the Property pursuant to the terms of this Agreement (on a per gross square foot basis if only a portion of the Property is to be sold), or the purchase price offered to or by the third party. Seller shall have five (5) business days from receipt of the Offer (the "OFFER PERIOD") in which to accept or reject the Offer. The Offer shall expire at 5:00 P.M. Pacific Time on the last day of the Offer Period, unless, before that time, Seller has given notice of acceptance of the Offer. The Offer shall contain the name of the proposed purchaser, the proposed sale price, the terms of payment, the required deposit, the time and place for close of escrow and any other material terms and conditions on which the sale is to be consummated.

         (b) If Seller gives timely notice of acceptance of the Offer, then Buyer shall be obligated to sell and Seller shall be obligated to purchase the Property (or portion thereof) at a price and on the terms of the Offer. If Seller does not give timely notice of acceptance of the Offer, Buyer may, for a period of six (6) months following the end of the Offer Period, sell the Property (or portion thereof) to the person identified in the Offer on the same terms and conditions set forth in the Offer, except for the purchase price which will be in the same amount which was originally offered to or by the third party.

         (c) Buyer shall not sell the Property to any third party on terms or at a price more favorable to such third party than those contained in the Offer, nor shall Buyer sell the Property to any third party after expiration of the twelve (12) month period set forth in subparagraph
         (b) above without first making another Offer to Seller pursuant to the procedures set forth herein.

         (d) Buyer shall deliver to Seller through Escrow a documents in the form of Exhibit "E" attached hereto and incorporated herein by reference. Escrow Holder shall record such document at the First Close of Escrow. Seller's right of first refusal shall run with the land and be binding upon Buyer's successors-in-interest in the Property. Upon termination of Seller's rights hereunder or Seller's failure to exercise its right of first refusal hereunder, Seller shall execute and deliver to Buyer an instrument terminating Seller's rights under this paragraph 10.

         (e) Seller's rights under this paragraph 10 shall terminate upon the occurrence of all of the following: (i) a building permit has been obtained, rough grading has been completed and work on the foundations has commenced for office buildings designed to contain at least 150,000 rentable square feet of space described in Buyer's Conceptual Plans and Building Plans for the Property; and (ii) all landscaping to be installed on the Property has been completed.

         (f) Notwithstanding anything herein to the contrary, the parties acknowledge that the purpose of this right of first refusal is to preclude Buyer from reselling the Property for a price higher than the price herein. The parties further acknowledge that Buyer may desire to
         (1) sell the Property and any building which Buyer will construct thereon to a third party before said building is constructed, subject to a leaseback of the office building to Buyer, or (2) sell the property to an accommodating purchaser who will construct the building(s) thereon for the purpose of a Section 1031 Exchange of Buyer's existing headquarters facilities for such building(s) located on the Property, or (3) some other transaction for the purpose of financing the development of the Property which results in Buyer being the primary occupant of the Property. Accordingly, this Right of First Refusal does not apply to a contract in which Buyer is selling both the Property and an office building to be constructed by Buyer, where the office building is to be leased back to Buyer, exchanged with Buyer or otherwise results in Buyer as the primary occupant of the Property. Additionally, Seller's right of first refusal shall not apply to a conveyance of the Property pursuant to a change of control of Buyer, as permitted under paragraph 14 below, or any foreclosure of a security interest in the Property if such security interest is granted for the benefit of a lender unrelated to Buyer.

11. Buyer's Default; Liquidated Damages; Seller's Default.

         (a) IF BUYER DEFAULTS HEREUNDER AND ESCROW FOR THE SALE OF PARCEL A FAILS TO CLOSE AS A RESULT OF SUCH DEFAULT, THEN, SELLER'S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO BUYER, WHEREUPON BUYER'S DEPOSIT (TOGETHER WITH ANY INTEREST THEREON WHILE DEPOSITED IN ESCROW), SHALL BE PAID TO SELLER BY ESCROW HOLDER (UNLESS ALREADY RELEASED TO SELLER PURSUANT TO PARAGRAPH 27 BELOW) AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER PARTY HERETO EXCEPT FOR SELLER'S RIGHT TO RECEIVE AND RETAIN SUCH LIQUIDATED DAMAGES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF BUYER'S DEFAULT HEREUNDER ARE UNCERTAIN IN AMOUNT AND DIFFICULT TO ASCERTAIN, AND THAT SUCH AMOUNT OF LIQUIDATED DAMAGES IS REASONABLE UNDER THE PROVISIONS OF CALIFORNIA CIVIL CODE
         SECTION 1671 ET SEQ., CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE HEREOF INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF SUCH AMOUNT TO THE RANGE OF POTENTIAL HARM TO SELLER THAT CAN REASONABLY BE ANTICIPATED AND THE

         ANTICIPATION THAT PROOF OF ACTUAL DAMAGES RESULTING FROM SUCH DEFAULT WOULD BE COSTLY AND INCONVENIENT. IN PLACING ITS INITIALS IN THE SPACE BELOW, EACH PARTY HERETO SPECIFICALLY CONFIRMS THE ACCURACY OF THE FOREGOING AND THE FACT THAT SUCH PARTY HAS BEEN REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

                          PH                              GS     CC
                  _________________________      _________________________
                    Buyer's Initials             Seller's Initials

         (b) In the event the closing of the transaction contemplated in this Agreement does not occur by reason of any default by Seller, then (a) Escrow Agent shall return the Buyer's Deposit to Buyer, and (b) Buyer shall be entitled to pursue any remedy available to it, at law or in equity. Accordingly, Seller hereby acknowledges that, in the event of a breach or threatened breach of any of the provisions of this Agreement by Seller, damages at law may be an inadequate remedy to Buyer and, accordingly, without limiting any other remedies of Buyer, Seller's obligations under this Agreement may be enforceable by specific performance.

12. Condemnation.

         (a) In the event that prior to the First Closing Date, all or any "material portion" (as defined in subparagraph (c) below) of the Property is subject to a taking or a threatened taking by public authority, Buyer shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such taking, and, if necessary, the First Closing Date shall be extended to give Buyer the full 15 day period to make such election, to either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except that (x) any money (including, without limitation, the Deposit, and all interest accrued thereon) or documents in Escrow shall be returned to the party depositing the same, and (y) each party shall be responsible for one-half (1/2) of any title or Escrow cancellation fee, or (ii) to accept the Property in its then condition and to proceed with the First Close of Escrow without an abatement or reduction in the Purchase Price, in which case Buyer shall be entitled to receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking (provided, however, to the extent such award relates to Parcel B, Buyer shall only be assigned Seller's rights upon the Second Close of Escrow). If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent. In the event that after the First Close of Escrow and prior to the Second Closing Date, all or any portion of the Parcel B is subject to a taking or a threatened taking by public authority, the Second Close of Escrow shall be accelerated to occur prior to the date of such taking (or the date of granting a deed in lieu thereof, as required by the condemning authority accepting such deed), and Buyer shall accept Parcel B and pay the Parcel B Purchase Price without any abatement or reduction in such Purchase Price, in which case Buyer shall be entitled to receive an assignment of all of Seller's rights to and interest in any condemnation award payable by reason of such taking. Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent, and Buyer shall have the sole right after the First Close of Escrow to negotiate and otherwise deal with the condemning authority with respect to any threatened taking of all or any portion of the Property.

         (b) In the event that prior to a Closing Date any non-material portion of that portion of the Property to be conveyed at such Closing is subject to a taking or a threatened taking by public authority, Buyer shall accept such portion of the Property in its then condition and proceed with the First Close of Escrow and Second Close of Escrow without any abatement or reduction in the Purchase Price, in which case Buyer shall be entitled to receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking (provided, however, to the extent such award relates to Parcel B, Buyer shall only be assigned Seller's rights upon the Second Close of Escrow). In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent.

         (c) For the purpose of this paragraph 12, a taking of a portion of the Property shall be deemed to involve a material portion thereof if the condemnation award with respect to such taking shall exceed Two Hundred Fifty Thousand Dollars ($250,000) or such taking would materially interfere with Buyer's development of the Property. The parties agree that the reduction of the buildable square footage of building improvements on the Property to less than 90% of the currently allowable buildable square footage of the Property (based on the current floor area ratio) shall be one example of a material interference with Buyer's development of the Property.

         (d) Seller agrees to give Buyer written notice of any taking, or threatened taking, of the Property, promptly after learning of the same.

13. Broker's Commissions.

         Upon each Close of Escrow, a real estate sales commission (each, a "COMMISSION") shall be paid by Seller to Business Real Estate Brokerage Company ("BRE"), as Seller's broker, pursuant to a separate agreement entered into between Seller and BRE. Forty-five percent (45%) of each Commission payable to BRE shall be paid to Buyer's broker, Phase 3 Properties, Inc. ("PHASE 3") upon each Close of Escrow hereunder. Except for Seller's payment to BRE of the Commission(s), and BRE's payment to Phase 3 of its share of such Commission(s) (from payment of which Seller shall indemnify and hold harmless Buyer), Seller and Buyer each agree that, to the extent any real estate commission or brokerage and/or finder's fee shall be earned or claimed in connection with this Agreement or the Close of Escrow hereunder, the payment of such fee or commission, and the defense of any action in connection therewith, shall be the sole and exclusive obligation of the party who requested the services of the broker and/or finder. In the event that any claim, demand or cause of action or brokerage and/or finder's fee is asserted against the party to this Agreement who did not request such services, the party through whom the broker or finder is making the claim shall indemnify, defend (with an attorney of the indemnitee's choice) and hold harmless the other from and against any and all such claims, demands and causes of action. Buyer hereby warrants and represents that it has not been represented by any broker or "finder" in connection with its purchase of the Property, except for Phase 3.

14. Assignment.

         Buyer shall not assign its rights under this Agreement without the prior written consent of Seller, which Seller may grant or withhold in its sole discretion; provided, however, Buyer shall have the right to assign its rights and obligations under this Agreement to (i) any entity which controls, is controlled by or is under common control with Buyer, (ii) any entity resulting from the merger, consolidation or other reorganization with Buyer whether or not Buyer is the surviving entity, (iii) any entity which acquires all or substantially all of the assets or stock of Buyer, (iv) any accommodating purchaser pursuant to a Section 1031 Exchange or (v) any entity as part of a sale/leaseback, operating lease or similar transaction pursuant to which Neurocrine Biosciences, Inc. or its corporate successor or affiliate leases the Property or the improvements from such entity pursuant to a written lease. As used herein, "CONTROL" means the ownership of more than 50% of the voting securities of an entity or possession of the right to vote more than 50% of the voting interest in the ordinary direction of the entity's affairs. In the event of an assignment permitted by this paragraph 14 or consented to in writing by Seller, the assignee will automatically become (i) the person to (a) deliver statements, notices, demands, approvals or other documents and (b) waive conditions, all as may be permitted or required by this Agreement and not then already accomplished by Buyer or a previous assignee, (ii) the grantee of the Seller's Grant Deed; (iii) the insured under the Title Policy, and (iv) the obligor under all of Buyer's obligations pursuant to this Agreement (with the exception of the occupancy obligations set forth in subparagraph 8(e) and elsewhere in this Agreement); further provided that the assignor, as the intended ultimate occupant of the Property shall be an intended third party beneficiary of all of Seller's covenants, representations, warranties and obligations under this Agreement. No assignment shall release Buyer from any liability hereunder to the extent arising prior to the effective date of such assignment.

15. Successors in Interest.

         Subject to paragraph 14 above, this Agreement shall inure to the benefit of and be binding upon the successors, personal representatives, heirs and assigns of the parties hereto. This Agreement is not intended to benefit any person or entity not a party hereto.

16. Subdivision Improvement Agreements.

         Pursuant to the terms of certain subdivision improvement agreements related to the Property, between Seller and the City of San Diego (collectively, the "SUBDIVISION IMPROVEMENT AGREEMENTS"), Seller is required to install certain landscaping and sidewalks on the Property to the extent not already installed thereon (the "LANDSCAPING WORK" and the "SIDEWALK WORK", respectively). Within one-hundred-eighty (180) days after the First Close of Escrow, Seller shall have access to the Property to complete and Seller shall complete any remaining obligations under the Subdivision Improvement Agreements with respect to the Sidewalk Work only and obtain the City's written acceptance of such work in accordance with the applicable provisions of the Subdivision Improvement Agreements, at Seller's sole cost and expense. Within one-hundred eighty (180) days after the First Close of Escrow, Buyer shall either: (i) enter into an agreement with the City of San Diego to perform the Landscaping Work (as such Landscaping Work may be altered by agreement between Buyer and the City of San Diego pursuant to Buyer's development of the Property) and obtain the City's written agreement that Seller has no obligation to perform the Landscaping Work unless Seller subsequently takes title to the Property; or (ii) complete the Landscaping Work (as such Landscaping Work may be altered by agreement between Buyer and the City of San Diego pursuant to Buyer's development of the Property) at its sole cost and expense and obtain the City's written acceptance of such work in accordance with the applicable provisions of the Subdivision Improvement Agreements. Subject to the limitations set forth in the last sentence of this paragraph, in the event Buyer fails to perform its obligations with respect to the Landscaping Work under subparagraphs (i) or (ii) above, Seller shall have the right, but not the obligation, to enter upon the Property to take such actions as may be necessary to perform the Landscaping Work and Buyer shall pay Seller an amount equal to 110% of the actual costs incurred by Seller in order to perform such work within ten (10) days of a request therefor by Seller. In the event Seller fails to perform its obligations with respect to the Sidewalk Work, Buyer shall have the right, but not the obligation, to take such actions as may be necessary to perform the Sidewalk Work and Seller shall pay Buyer an amount equal to 110% of the actual costs incurred by Buyer in order to perform such work within ten (10) days of a request therefor by Buyer. Notwithstanding the foregoing, if Seller exercises the Repurchase Option or the right of first refusal to purchase the Property, Seller shall assume Buyer's (and any successor Property owner's) obligations relating to any Landscaping Work not performed by Buyer or Seller prior to the conveyance of the Property to Seller, and Buyer shall have no further liability hereunder, or under any agreement with the City of San Diego, for such unperformed Landscaping Work.

17. Required Actions of Buyer and Seller.

         Buyer and Seller agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their best efforts to accomplish the First and Second Close of Escrow in accordance with the provisions hereof, or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

18.      Time Periods.

         Unless "business day" is specified, the term "day" means a calendar day. The term "business day" means any day other than a Saturday, Sunday or federal or State of California holiday. If the last day for any act falls on a Saturday, Sunday or holiday, the time for performance shall be extended to the next business day. As used in this Agreement, an "Event of Force Majeure" shall mean any delay encountered by Buyer in carrying out its obligations under this Agreement resulting from strikes, lockouts, earthquakes, floods, unavailability of labor, inclement weather, unavailability of standard materials or customary facilities, equipment or supplies, governmental building moratoriums, governmental or administrative action or inaction, riot, insurrection, mob violence, acts of terrorism or civil commotion, war, acts of God or other acts beyond the reasonable control of Buyer (financial condition excepted) (individually or collectively, "EVENTS OF FORCE MAJEURE"). The occurrence of any Events of Force Majeure shall not excuse any failure by Buyer to make any payment required under this Agreement.

19. Attorneys' Fees.

         If either party files any action or brings any proceeding against the other party arising out of this Agreement, or any agreement executed pursuant hereto, or is made a party to any action or proceeding brought by Escrow Holder, then as between Buyer and Seller, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The prevailing party shall mean the party which obtains the principal relief it has sought, whether by compromise, settlement or judgment.

20. Notices.

         Any notice, request, demand, instruction or other communication to be given to either party hereunder shall be in writing and shall be delivered personally, transmitted by telecopier, sent by overnight courier or by registered or certified mail, return receipt requested, to the parties at the following addresses:

         Seller:                       Pardee Homes
                                       12626 High Bluff Drive, Suite 100
                                       San Diego, California 92130
                                       Attention: Gregory P. Sorich
                                       Telephone: (858) 794-2500
                                       Fax: (858) 794-2599

         With a Copy to:               Pardee Homes
                                       10880 Wilshire Boulevard, Suite 1900
                                       Los Angeles, CA 90024
                                       Attention: William A. Bryan
                                       Telephone: (310) 475-3525
                                       Fax: (310) 446-1293

         With a Copy to:               Sandler and Rosen, LLP
                                       1801 Avenue of the Stars, Suite 510
                                       Los Angeles, California 90067
                                       Attention: Craig C. Birker
                                       Telephone: (310) 277-4411
                                       Fax: (310) 277-5954

         Buyer:                        Neurocrine Biosciences, Inc.
                                       10555 Science Center Drive
                                       San Diego, California 92121
                                       Attention: Margaret Valeur-Jensen, Ph.D
                                       Telephone: (858) 658-7600
                                       Fax: (858) 658-7605

         With a Copy to:               Brobeck, Phleger & Harrison LLP
                                       12390 El Camino Real
                                       San Diego, California 92130
                                       Attention: W. Scott Biel
                                       Telephone: (858) 720-2701
                                       Fax: (858) 720-2555

or such other addresses as the parties may from time to time direct. The address to which any such communication shall be sent may be changed from time to time by notice sent in the same manner as set forth above. All notices shall be deemed delivered on the date personally delivered or upon receipt if transmitted by telecopier or sent by overnight courier, or forty-eight (48) hours after the date deposited into the United States mail.

21. Time is of the Essence.

         Time is of the essence of this Agreement.

22. Entire Agreement.

         This Agreement contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

23. Interpretation.

         The language in all parts of this Agreement shall be construed under the laws of the State of California according to its normal and usual meaning, and not strictly for or against either Buyer or Seller.

24. Paragraph Headings.

         Headings at the beginning of each numbered paragraph of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

25. Counterparts.

         This Agreement and any amendments or supplements to it, and the Escrow Instructions herein referred to, may be executed in counterparts, and all counterparts together shall be construed as one document.

26. Confidentiality.

         Neither Buyer nor Seller shall make any public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before the First Close of

Escrow on the Property, without the specific prior written consent of the other, except for such disclosures to the parties' lenders, creditors, partners, members, officers, employees, agents, consultants, attorneys, accountants, and exchange facilitators as may be necessary to permit each party to perform its obligations hereunder and as required to comply with applicable laws and rules of any exchange upon which a party's shares may be traded; provided, however, Seller may disclose the existence of this Agreement and the contents of any Due Diligence Materials to other potential purchasers of the Property. Buyer's and Seller's obligations under this paragraph 26 shall terminate upon the termination of this Agreement (other than by the Close of Escrow).

27. Section 1031 Exchange.

         Buyer may consummate the purchase of either or both parcels of the Property as part of a Section 1031 Exchange, provided that: (1) although the consummation or accomplishment of the Exchange shall not be a condition precedent or condition subsequent to Buyer's obligations under this Agreement, Buyer may delay the First Closing to a date not later than September 15, 2003 for the sole purpose of complying with the timing requirements of a Section 1031 Exchange for Buyer's existing headquarters facilities, provided that as conditions of such delay, (a) Buyer shall have given Seller notice of such delay no later than December 31, 2002, (b) the Purchase Price of Parcel A shall be increased by an amount equal to Seller's imputed interest on the Parcel A Purchase Price, which shall be deemed to be 8.25% per annum, for the period of such delay ("SELLER'S CARRY COST"), which shall be payable by Buyer in monthly installments, in arrears, on the first day of each calendar month (and if the First Closing occurs on any day other than the last day of a calendar month, Seller's Carry Cost shall accrue on a per diem basis for that portion of the month in which the First Closing occurs, with such interest payable on the First Close of Escrow) by payment directly to Seller, (c) the Deposit shall be increased to Three Million Dollars ($3,000,000) as of the date that the Seller's conditions to the First Closing are otherwise satisfied, and the Deposit shall be released to Seller as of such date, and (d) all of Buyer's conditions to its obligations under this Agreement with respect to the First Closing shall be deemed satisfied or waived as of the date that the Seller's conditions to the First Closing are otherwise satisfied; (2) the Second Closing shall not be delayed or affected by reason of the Exchange; (3) Buyer shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (4) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (5) Buyer shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had Buyer not consummated its purchase through the Exchange. Seller shall not by this agreement or acquiescence to the Exchange have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to Buyer that the Section 1031 Exchange in fact complies with the requirements of the Code.

        [Remainder of Page Intentionally Blank -- Signature Page Follows]

     [Signature page to Agreement for Purchase and Sale of Real Property and
                              Escrow Instructions]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                                       "Seller"

                                       PARDEE HOMES,
                                       a California corporation

                                       By: /s/ Gregory P. Sorich
                                          -----------------------------

                                       Its: Vice President
                                           ----------------------------

                                       By: /s/ Charles Corum
                                          -----------------------------

                                       Its: Assistant Vice President
                                           ----------------------------
                                       "Buyer"

                                       NEUROCRINE BIOSCIENCES, INC.,
                                       a Delaware corporation

                                       By: /s/ Paul W. Hawran
                                          -----------------------------

                                       Its: Exec V.P.
                                           ----------------------------

                                       By:_____________________________

                                       Its:_______________________

                             CONSENT OF ESCROW AGENT

         The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Purchase Agreement, (ii) be Escrow Agent under said Purchase Agreement, (iii) make all filings required under Section 6045 of the Internal Revenue Code of 1986, as amended, and (iv) be bound by said Purchase Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (a) this Consent or otherwise, unless and until said Purchase Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to said Purchase Agreement unless and until the same is accepted by the undersigned in writing.

         Dated:  __________________             CHICAGO TITLE INSURANCE COMPANY

                                                By _____________________________
                                                   Shelva Molm

                                   EXHIBIT "A"

                                    SITE PLAN

                                   EXHIBIT "B"

                          LEGAL DESCRIPTION OF PROPERTY

Parcel A:

Parcel 4 of Parcel Map No. 15061, in the City of San Diego, County of San Diego, State of California, according to Map thereof filed in the Office of the County Recorder of San Diego County.

Plus

That portion of Parcel 3 of Parcel Map No. 15061, in the City of San Diego, County of San Diego, State of California, according to Map thereof filed in the Office of the County Recorder of San Diego County, more particularly described as follows:

         Beginning at the most Southerly corner of said Parcel 3, thence along the Southwesterly and Northwesterly lines of said Parcel 3 the following courses: North 70(degree)17'30" West 916.08 feet; thence North 00(degree)37'21" East 82.70 feet; thence leaving said Northwesterly line South 70(degree)17'30" East 961.03 feet to the Southeasterly line of said Parcel 3, being the beginning of a non-tangent 1861.00 foot radius curve concave Southeasterly, to which a radial line bears North 56(degree)09'02" West; thence along said Southeasterly line, Southwesterly along the are of said curve through a central angle of 02(degree)28'07" a distance of 80.18 feet to the Point of Beginning.

Parcel B:

         Lot 17 of Employment Center Development Unit No. 2B, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10945, filed in the Office of the County Recorder of San Diego County.

                                   EXHIBIT "B"

                                   EXHIBIT "C"

                               PROPERTY DOCUMENTS

1.       A current legal description of the Property.

2. An ALTA Survey, if available, for the Property. Buyer shall be responsible for the cost of updating such ALTA Survey.

3. All plans, drawings, and specifications relating to the Property and any soils reports, engineering and architectural studies, grading plans, topographical maps, and similar data for the Property, if available.

4. If such is available, a list and complete copies of all licenses, permits, maps, and covenants, conditions, and restrictions (CC&R's) for the Property.

5. Copies of the property tax bills, utility bills, and similar records for the Property for the past three (3) years.

6.       The Subdivision Improvement Agreements (as defined in paragraph 16).

                                   EXHIBIT "C"

                                   EXHIBIT "D"

Recording Requested By
And When Recorded Mail To:

PARDEE HOMES
c/o Craig C. Birker
Sandler and Rosen, LLP
1801 Avenue of the Stars
Suite 510
Los Angeles, California 90067

                             MEMORANDUM OF AGREEMENT

         The undersigned, NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Buyer") and PARDEE HOMES, a California corporation ("Seller"), have entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated October 15, 2002 (the "Agreement"), affecting that certain the real property described as set forth in Exhibit "1" hereto and incorporated herein by this reference.

         The parties have executed and recorded this instrument for the purpose of imparting notice of the parties' rights and obligations under paragraph 8(e) of the Agreement. Paragraph 8(e) of the Agreement provides as follows:

                  (e) Prior to commencement of construction, Buyer shall deliver to Seller, for Seller's written approval in its reasonable discretion, the following plans and other materials related to the improvements Buyer proposes to construct on the Property (the "Building Plans"): (i) complete building shell architectural plans, including elevations, sections, mechanical and roof plans; (ii) conceptual landscape plans, including lighting, landscape palette, hardscapes and architectural features; (iii) grading plans; (iv) conceptual signage plans for all signs to be erected upon the Property; and (v) color boards including glass, roofing materials, exterior elevation, colors, window mullions and veneer materials. Seller shall review and approve or reasonably disapprove the Building Plans within ten (10) days after Seller's receipt thereof. Seller shall not have the right to disapprove Buyer's Building Plans to the extent such plans conform to Buyer's Conceptual Plans approved by Seller. If Seller fails to notify Buyer of its disapproval of the Building Plans and the reasons therefor within said ten (10) day period, the Building Plans shall be deemed approved. After Buyer's receipt of Seller's notice of disapproval and the reasons therefor, if Buyer revises the Building Plans, Buyer shall submit the revised Building Plans to Seller for its approval or reasonable

                                   EXHIBIT "D"
         disapproval which Seller shall give within ten (10) days after receipt thereof. This process shall continue until the Building Plans are approved. Seller's failure to notify Buyer of its approval or reasonable disapproval and the reasons for such disapproval within said ten (10) day period shall be deemed Seller's approval of the Building Plans. Buyer hereby agrees that the building(s) and all other improvements constructed on the Property by Buyer, or its successors-in-interest, assigns or transferees shall be constructed in accordance with the Building Plans approved by Seller. Buyer agrees that the Building Plans shall conform to Seller's Building Guidelines attached hereto as Exhibit "F". Buyer agrees that Seller's Building Guidelines are reasonable. Seller agrees that Seller shall not disapprove of any portion of the Building Plans for any reason contrary to the Seller's Building Guidelines. Any material modifications to the Building Plans shall require Seller's prior written approval. To the extent that Seller has approved, or approves or permits any deviations from the Seller's Building Guidelines in the construction of any non-governmental buildings located on Lots 17, 18 or 19 of Employment Center Development Unit 2B, according to Map thereof No. 10945, filed in the Office of the County Recorder of San Diego County on May 21, 1984, located to the south of the Property, or Parcel 2 of Parcel Map No. 15061, filed in the Office of the County Recorder of San Diego County on December 16, 1987, located to the north of the Property, similar deviations in the construction of Buyer's buildings on the Property shall be permitted by Seller. It is intended that the approval process set forth above shall apply to the development of the entire Property; however, in the event the Property is developed in phases, Buyer shall only be required to submit Building Plans to Seller for the particular phase Buyer intends to develop at that time. Buyer may concurrently submit the Building Plans to Seller and related development applications to applicable government authorities for approval, provided that Buyer acknowledges that the Building Plans submitted to government authorities may be revised as a result of Seller's review and approval process, and no development approvals from government authorities shall limit Seller's rights under this subparagraph 8(e). Buyer's and Seller's covenants set forth in this paragraph 8(e) shall survive Close of Escrow. Buyer and Seller agree to execute and deliver to Escrow Holder prior to the First Close of Escrow a Memorandum of Agreement in the form attached hereto as Exhibit "C" confirming the parties' rights and obligations under this paragraph 8(e). Escrow Holder shall record such Memorandum of Agreement at the First Close of Escrow. Any liens upon the Property as security for loans shall be subordinate to the Memorandum of Agreement.

         The parties' rights and obligations shall be subject to the terms and conditions contained in the Agreement. In the event of any inconsistency between this Memorandum and the Agreement, the Agreement shall control. This Memorandum and the Agreement shall bind and

                                   EXHIBIT "D"
inure to the benefit of the parties hereto, and their respective heirs, successors and assigns, subject, however, to the provisions of the Agreement on assignment.

                                   EXHIBIT "D"

         IN WITNESS WHEREOF, Buyer and Seller have executed this Memorandum this _____ day of ____________, 200__.

                                            PARDEE HOMES,
                                            a California corporation

                                            By:_____________________________
                                                 Its:_______________________

                                            NEUROCRINE BIOSCIENCES, INC.,
                                            a Delaware corporation

                                            By:_____________________________
                                                 Its:_______________________

                                   EXHIBIT "D"

                                   EXHIBIT "E"

Recording Requested By
And When Recorded Mail To:

PARDEE HOMES
c/o Craig C. Birker
Sandler and Rosen, LLP
1801 Avenue of the Stars
Suite 510, Century City
Los Angeles, California 90067

-----------------------------------------------------------------

                        MEMORANDUM OF OPTION TO PURCHASE

         FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Buyer") has granted and hereby grants to PARDEE HOMES, a California corporation ("Pardee"), the option to purchase, upon and subject to the terms, covenants, conditions and agreements set forth in a certain Agreement for Purchase and Sale of Real Property and Escrow Instructions between Buyer and Pardee dated October 15, 2002 (the "Agreement"), and particularly paragraph 9, thereof, the real property described as set forth in Exhibit "1" hereto and incorporated herein by this reference.

         The option to purchase shall commence on the recordation of this instrument and shall terminate, to the extent not exercised, on such date as provided in the aforesaid Agreement, but not later than the expiration of twenty
(20) years from the date of the Agreement, and shall otherwise be subject to the terms and conditions contained therein. No further instrument shall be required to remove this Memorandum from title other than the commencement of construction within the time frame specified in the Agreement.

         The parties have executed and recorded this instrument for the purpose of imparting notice of the Agreement and the respective rights and obligations of Buyer and Pardee. The price and other terms are set forth in the Agreement, all of the terms, covenants, and conditions of which are incorporated herein by reference as though set forth fully herein. In the event of any inconsistency between this Memorandum and the Agreement, the Agreement shall control. This Memorandum and the Agreement shall bind and inure to the benefit of the parties hereto, and their respective heirs, successors and assigns, subject, however, to the provisions of the Agreement on assignment.

                                   EXHIBIT "E"

         IN WITNESS WHEREOF, Buyer and Pardee have executed this Memorandum this _____ day of ____________, ______.


                                               PARDEE HOMES,
                                               a California corporation

                                               By:______________________________
                                                      Its:______________________

                                               NEUROCRINE BIOSCIENCES, INC.,
                                               a Delaware corporation

                                               By:______________________________
                                                      Its:______________________

                                   EXHIBIT "E"

                                   EXHIBIT "F"

Recording Requested By
And When Recorded Mail To:

PARDEE HOMES
c/o Craig C. Birker
Sandler and Rosen, LLP
1801 Avenue of the Stars
Suite 510, Century City
Los Angeles, California 90067

-----------------------------------------------------------------

                      MEMORANDUM OF RIGHT OF FIRST REFUSAL

         By this Memorandum, NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Buyer") hereby grants to PARDEE HOMES, a California corporation ("Pardee") a right of first refusal to purchase the real property, together with all improvements located upon the real property legally described as set forth in Exhibit "1" attached hereto and by this reference incorporated herein and upon the terms more particularly set forth in paragraph 10 of the Agreement For Purchase and Sale of Real Property and Escrow Instructions dated October 15, 2002, between Buyer and Pardee (the "Agreement").

         Pardee's right of first refusal shall commence on the recordation of this instrument and shall terminate, to the extent not exercised, as provided in the aforesaid Agreement, but not later than the expiration of twenty (20) years from the date of the Agreement set forth above, and shall otherwise be subject to the terms and conditions contained therein. No further instrument shall be required to remove this Memorandum from title other than the commencement of construction within the time frame specified in the Agreement.

         The parties have executed and recorded this instrument for the purpose of imparting notice of the Agreement and the respective rights and obligations of Buyer and Pardee. The price and other terms are set forth in the Agreement, all of the terms, covenants, and conditions of which are incorporated herein by reference as though set forth fully herein. In the event of any inconsistency between this Memorandum and the Agreement, the Agreement shall control. This Memorandum and the Agreement shall bind and inure to the benefit of the parties hereto, and their respective heirs, successors and assigns, subject, however, to the provisions of the Agreement on assignment.

                                   EXHIBIT "F"

         IN WITNESS WHEREOF, Buyer and Pardee have signed this Memorandum this _____ day of ____________, 200__.

                                              NEUROCRINE BIOSCIENCES, INC.,
                                              a Delaware corporation

                                              By:_______________________________
                                                      Its:______________________

                                              PARDEE HOMES,
                                              a California corporation

                                              By:_______________________________
                                                      Its:______________________

                                   EXHIBIT "F"

                                   EXHIBIT "G"

                          SELLER'S BUILDING GUIDELINES

         The following include some, but not all, of the design criteria utilized by Seller in its review of Buyer's Conceptual Plans and the Building
Plans:

         1.       No tilt-up concrete buildings will be permitted.

         2. The proposed project will not exceed the maximum floor area ratio to meet a minimum of 4 cars per 1,000 SF of usable area for office space of the buildings, and 3 cars per 1,000 SF of usable area for laboratory space of the buildings, provided that the Buyer's Conceptual Plans shall indicate the location for additional parking spaces to provide at least 4 cars per 1,000 square feet of usable area of additional office space in the event that any or all of the laboratory space of the buildings is converted to office space.

         3. Up to 50% of the building exterior may be done in visual glass and a minimum of 50% of the exterior shall be done in natural granite, marble, brick or natural stones. All exterior glass shall be vision glass only. Spandrel glass will not be accepted. Exterior cladding materials that will not be permitted will be exterior finish and insulation systems (EFIS), dryvit, and STO, etc. (plaster or stucco, artificial stone or cast stone products).

         4. All mechanical equipment whether ground mounted or on building rooftops shall be screened from view from ground level, at grade, where they will be in enclosures of materials similar to the buildings, and otherwise aesthetically-screened from above-grade locations. Trash dumpsters shall also be placed within an enclosure consistent in design to the buildings.

         5. Covering approximately 50% of the building's exterior, glass plays an extremely important role in the aesthetic expression of any building. Windows set in within the exterior cladding material will consist of glass within aluminum frames of bronze anodized, or a kynar finish and/or other similar finishes, including, without limitation, black or dark gray finishes. Bright or mill aluminum will not be an acceptable product. Glass shall be either clear or lightly tinted up to a shading heat gain coefficient of 0.50. Viracon one inch (1") bronze uncoated insulating glass (as described in the performance specifications for uncoated insulating glass located at the Viracon website [www.viracon.com]), and glass of similar specifications, is expressly permitted for building exterior glass. Color for the window frames and glass tinting shall be approved by Seller. Windows integrated within the exterior skin shall be recessed from the face of the cladding materials so as to read as punched openings. The cladding material shall return into the window opening a minimum of six inches. Glass and fenestration that are not permitted:

                                   EXHIBIT "G"

                  A. Reflective glass (as determined by a shading heat gain coefficient greater than that set forth above)

                  B. Dark-tinted gray light or bronze glass (as determined by a shading heat gain coefficient greater than that set forth above)

                  C.       Spandrel glass

                  D.       Non-recessed window openings.

                                   EXHIBIT "G"

                                  EXHIBIT "H"

                                  GROUND LEASE

         This Ground Lease (this "LEASE") is made and entered into as of the 30th day of May, 2003, (the "COMMENCEMENT DATE") by and between PARDEE HOMES, a California corporation ("LANDLORD") and NEUROCRINE INTERNATIONAL LLC, A DELAWARE LIMITED LIABILITY COMPANY ("TENANT").

                                    RECITALS

         This Lease is entered into upon the basis of the following facts, understandings and intentions of Landlord and Tenant:

         A. Landlord is the fee owner of certain real property situated in the City of San Diego, County of San Diego, State of California and more particularly described in EXHIBIT A attached hereto (the "SITE"). The Site consists of two separate legal parcels as follows: a single legal parcel consisting of approximately 9.41 acres of land ("PARCEL A") and a single legal parcel which shall consist of approximately 4.36 acres of land ("PARCEL B"). Parcel B is more particularly described in Exhibit B attached hereto, and is sometimes hereinafter referred to as the "PREMISES."

         B. Pursuant to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated October 15, 2002, by and between Landlord, as Seller and Neurocrine Biosciences, Inc. ("NBI") as Buyer as amended by First Amendment dated January 15, 2003, Second Amendment dated February 28, 2003 and Third Amendment dated May 28, 2003 (as so amended, the "PURCHASE AGREEMENT"), Landlord shall sell the Parcel A to NBI (or its successor, assign or permitted designee) such party shall purchase Parcel A from Landlord on the terms and conditions contained in the Purchase Agreement. NBI has assigned its interest under the Purchase Agreement with respect to the purchase of Parcel A to Peony Acquisitions LLC, a Delaware limited liability company ("Peony").

         C. Upon acquisition of Parcel A by Peony, Tenant desires to lease the Premises from Landlord.

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, Landlord and Tenant, each for itself, its successors and assigns, do hereby agree to perform all of the terms, covenants, conditions and agreements herein provided to be kept and performed by Landlord and Tenant, respectively.

                       ARTICLE I - ADDITIONAL DEFINITIONS

         The terms defined below shall, have the meanings specified, unless the context clearly indicates otherwise:

         1.1 Tenant's Equipment. "TENANT'S EQUIPMENT" shall mean any items of movable machinery, trade fixtures, furniture, furnishings or other personal property which are capable of being moved without substantial damage, whether or not attached to a building, located on the Premises during the term of this Lease.

         1.2 Tenant's Improvements. "TENANT'S IMPROVEMENTS" shall mean all buildings, landscaping, driveways, parking areas, sidewalks, utilities and other improvements (excluding Tenant's Equipment) which from time to time are placed, constructed or located upon the Premises during the Term of this Lease.

         1.3 Lease Year. "LEASE YEAR" shall mean a one-year period commencing on the Commencement Date or any anniversary thereof and expiring at midnight on the date before the next anniversary thereof.

                          ARTICLE II - DEMISE AND TERM

         2.1 Demise. Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby takes and accepts the same from Landlord in its unqualified "AS IS, WHERE IS AND WITH ALL FAULTS" condition.

         2.2 Term. The term of this Lease shall be for a period (the "TERM") commencing on the Commencement Date and continuing until 11:59 P.M. on the thirty-first (31st) anniversary of the Commencement Date, unless canceled or terminated prior to the expiration of the Term.

         Notwithstanding the foregoing, the following events may cause the early termination of this Lease:

                  2.2.1 Upon the earlier of (a) Second Closing (as defined in Paragraph 5(b) of the Purchase Agreement), and (b) the termination of the Purchase Agreement without transfer of Landlord's title to the Premises pursuant thereto, this Lease shall terminate.

                  2.2.2 Upon Termination of this Lease for any reason other than the transfer of Landlord's title to the Premises pursuant to the Purchase Agreement, then Tenant shall convey to Landlord good and clear title to the Tenant's Improvements, if any, in their then unqualified "AS IS, WHERE IS AND WITH ALL FAULTS" condition, subject to matters of record but free of all mortgages, liens, and other encumbrances securing the payment of money and all leasehold rights of others and otherwise without warranty or representation by Tenant.

         2.3 Ground Lease. Landlord acknowledges that this is and shall for all purposes be considered a ground lease, with Tenant retaining fee title ownership, including all rights and privileges relating thereto, to all Tenant's Equipment and Tenant's Improvements located at the Premises, except as otherwise expressly provided herein.

         2.4 Covenant of Quiet Enjoyment. Subject to the terms and provisions of this Lease, Landlord covenants that Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons lawfully claiming under Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

                               ARTICLE III - RENT

         3.1 Rent. Commencing on the Commencement Date, Tenant agrees to pay rent ("RENT") to Landlord, in quarterly installments in the amount of $100,000 per quarter of the Lease Year, payable in advance, at the address of Landlord or such other place as Landlord may by written notice to Tenant from time to time direct, without demand, deduction, or offset, except as expressly otherwise provided herein, provided, however, if the Term commences on other than the first day of an applicable quarter, or if the Term expires on other than the last day of an applicable quarter, then the Quarterly Rent shall be prorated according to the portion of the Term. Upon the Second Closing, if any, all Rent, received by Landlord and interest thereon accruing at the rate of 8.25% per annum, shall be credited against the Parcel B Purchase Price (as defined in the Purchase Agreement).

                                ARTICLE IV - USE

         4.1 Use. Tenant may use the Premises for the construction, operation, development, maintenance, repair and use of the Tenant Improvements and the operation of Tenant's business therein, and for the parking of vehicles associated therewith, and for ingress to and egress from any adjacent properties, (the "PERMITTED USE"), and for any other legal purpose or purposes. Landlord agrees not to impose, or consent to, any use restrictions on the Premises limiting the Permitted Use, without in each case the prior written consent of Tenant, in its sole discretion. Tenant shall procure at its expense any permits and licenses required for the Permitted Use upon the Premises and shall indemnify Landlord against any liability under any such permit or license or for the failure to obtain the same. Except as provided in the Purchase Agreement, nothing contained in this Lease shall be deemed to impose upon Tenant, either directly, indirectly, constructively or implicitly, an obligation to construct improvements upon the Premises, or remain open and operating for any period or in accordance with any operating schedule, procedure or method, all of which shall be within the absolute discretion of Tenant. No failure to use the Premises shall, per se, constitute abandonment thereof.

         4.2 Legal Compliance. Subject to such contest as Tenant may elect, Tenant shall at its expense comply with the valid requirements of all governmental authorities now or hereafter in force controlling or regulating the use of the Premises by Tenant.

         4.3 Utility and Other Charges. Tenant shall pay, before the same becomes delinquent, all charges for gas, electricity, water, heat, telephone, computer service, sewage and other utilities or services furnished to or for the benefit of the Premises. To the extent required by law and at no expense to Landlord, Landlord shall join in the execution of any applications required by the provider of such utility service if necessary to do so in order for such service to be extended or offered to the Premises and/or Tenant.

                               ARTICLE V - TAXES

         5.1 Definition; Payment. The term "TAXES" shall mean and include all real and personal property taxes and special assessments which are assessed with respect to the Premises, the Tenant's Equipment and the Tenant's Improvements for the period commencing with the Commencement Date through the end of the Term, including, without limitation, payments made with respect to the Premises and/or the Site pursuant to any payment in lieu of tax (i.e., "pilot") agreement with any applicable taxing authority, exclusive of
(a) taxes, assessments or charges, however characterized, including supplemental taxes, abatements, reassessments and deferments, payable with respect to periods prior to the Commencement Date, and (b) deferred, catch-up ad valorem or roll-back taxes applicable to the period prior to the Commencement Date. Such excluded amounts under (a) and (b) above shall be the responsibility of Landlord and paid by Landlord when due. If Tenant's obligation to pay Taxes shall cover a period that is less than a full tax year, then such Taxes shall be prorated on a daily basis. Landlord shall promptly provide to Tenant copies of each assessment or tax valuation notice received by Landlord affecting the Premises. Tenant shall be entitled to negotiate, at Tenant's sole expense, directly with the taxing authority regarding the tax valuation of any portion of the Premises, the Tenant's Equipment or the Tenant's Improvements. Tenant shall pay the Taxes as hereinafter provided.

                  5.1.1 Tenant shall pay all Taxes directly to the taxing authority before the same shall become delinquent.

                  5.1.2 Where any tax or special assessment is permitted by law to be paid in installments, Tenant may elect to pay such tax or special assessment in installments as and when each such installment becomes due; provided, that Tenant shall only be liable for its share of those installments which actually are or should have been paid by Tenant during the Term of this Lease in accordance with this Section 5.1.

         5.2 Right to Contest Taxes. Tenant may contest at its sole expense the validity or amount of any tax or assessment, in whole or in part, or endeavor to obtain a reduction of the assessed valuation for the purposes of reducing the Taxes, by an appropriate proceeding commenced and conducted within applicable time periods provided that the same does not result in an actual or reasonably foreseeable adverse effect on the tax treatment of the balance of the Tax Parcel. If the Premises are separately assessed for tax purposes, then Tenant shall only have the right to contest Taxes assessed on the Premises and Tenant's Improvements. Notwithstanding the foregoing, before initiating any such proceeding, Tenant shall notify Landlord of Tenant's intention to do so. If Landlord elects to initiate and prosecute such proceeding directly in its own name, by giving Tenant written notice of such election not later than ten (10) business days after receipt of such notice from Tenant, then Tenant shall have no right to institute such proceedings unless Landlord fails to do so within twenty (20) days after Landlord gives such notice to Tenant. If Landlord notifies Tenant that Landlord elects to initiate and prosecute such proceedings, then Landlord shall promptly initiate and diligently prosecute such proceedings to a determination thereof and Tenant shall have the right to join in such proceedings. If Landlord does not elect to initiate and prosecute such proceedings, Landlord shall join in any such proceedings initiated by Tenant if necessary to do so in order to prosecute such proceedings properly, and Landlord shall cooperate in any contest conducted by Tenant; provided, however, that any such contest shall be taken without expense to Landlord, except that, to the extent Landlord's other property shall benefit therefrom, an allocable portion of such expenses shall be netted from any collections received by Landlord. Nothing herein contained, however, shall be so construed as to allow a challenged tax to remain unpaid so as to incur any interest or penalty thereon. Promptly upon the determination of any such contest, Tenant shall pay any amounts (including all penalties and interest) due in respect of the challenged tax, except that if the contested amount includes any amount payable by Landlord, Landlord shall remain liable for such amount, which shall be paid promptly upon such determination. Tax refunds obtained pursuant to any contest conducted by Tenant shall be payable to Tenant, and Tenant is authorized to collect the same. Landlord shall be entitled to collect, and Tenant shall pay to Landlord, if Tenant collects the same, net of Tenant's reasonable expenses of obtaining such refunds, or portions thereof, any refunds, or portions thereof, attributable to taxes or assessments previously paid by Landlord and not reimbursed by Tenant. If Landlord contests the validity or amount of any taxes and/or assessments covering the Premises, Tenant shall be entitled to collect, and Landlord shall pay to Tenant, if Landlord collects the same, net of Landlord's reasonable expenses of obtaining such refunds, or portions thereof, any refunds, or portions thereof, attributable to Taxes previously paid by Tenant.

                             ARTICLE VI - INSURANCE

         6.1 Tenant's Insurance. Tenant, at its expense, shall maintain at all times during the Term the following insurance policies: (a) all risk replacement cost property insurance, including extended coverage, vandalism, malicious mischief, water damage coverage and demolition and debris removal, insuring all personal property owned or used by Tenant and located in or upon the Premises; (b) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Premises, with reasonable limits to be set by Landlord from time to time but in any event not less than $3,000,000 per occurrence for personal injury, sickness or death or for damage to or destruction of property and not less than $3,000,000 aggregate for personal injury, sickness or death or for damage to or destruction of property; and (c) all risk replacement cost property insurance on the Tenant's Equipment and the Tenant's Improvements to be constructed on the Premises, covering all risks of direct physical loss or damage and so-called "extended coverage" risks. All such policies shall be issued by insurers authorized to do business in the State of California and shall contain a waiver of any rights of subrogation thereunder. In addition, the policies shall name Landlord as an additional insured, shall require at least thirty (30) days prior written notice to Landlord of termination or nonrenewal and shall be primary and not contributory to policies maintained by Landlord. Tenant shall deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

         6.2 Waiver of Subrogation. Landlord shall allow Tenant to offset against the amount of any loss, cost, damage, liability or expense suffered or incurred by Landlord which Tenant shall be obligated to pay to Landlord under any provision of this Lease, the net proceeds of any insurance received by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

         Tenant shall allow Landlord to offset against the amount of any loss, cost, damage, liability or expense suffered or incurred by Tenant which Landlord shall be obligated to pay to Tenant under any provision of this Lease, the net proceeds of any insurance received or to be received by Tenant for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable.

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

         The parties hereto shall each endeavor to procure an appropriate clause in, or endorsement to, any fire or extended coverage insurance policy covering the Premises and the buildings and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and, having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery, each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or property of others resulting from fire or other perils to the extent the same are covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be coextensive therewith. If either party may obtain such clause or endorsement only upon payment of an additional premium, such party shall promptly so advise the other party and shall be under no obligation to obtain such clause or enforcement unless such other party pays the additional premium.

         6.3 Tenant's Risk. Tenant agrees that Landlord shall have no responsibility or liability for any loss or damage, however caused, to any of the Tenant's Improvements, Tenant's Equipment, or any other real or personal property of any nature of Tenant or of anyone claiming by, through, or under Tenant unless caused by Landlord's gross negligence or willful misconduct.

                              ARTICLE VII - LIENS

         In the event any mechanic's lien is filed against the Premises as a result of services performed for or materials furnished for the use of Tenant or Landlord, the party permitting or causing such lien to be so filed ("LIENOR") agrees to cause such lien to be discharged within thirty (30) days after the written request of the other party, either by paying the indebtedness which gave rise to such lien or by posting bond or other security as shall be required by law to obtain such release and discharge. If the Lienor shall fail to cause such lien to be discharged or bonded against or properly insured over to the sole satisfaction of the other party within such thirty (30) day period, then, in addition to any other right or remedy, the other party may, but shall not be obligated to (i) discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien from the Premises by bonding proceedings or other legal proceedings, or (ii) obtain title insurance coverage over the lien by a title insurance company acceptable to the other party. Nothing herein shall prevent the Lienor from contesting the validity of the indebtedness which gave rise to the lien in any manner it so chooses, so long as the Lienor discharges such lien as aforesaid. The Lienor agrees to defend, protect, indemnify and hold harmless the other party from and against all claims and demands, including any action or proceeding brought thereon, and all costs, losses, expenses and liabilities of any kind relating thereto, including reasonable attorneys' fees and costs of suit, arising out of or resulting from such lien.

                   ARTICLE VIII IMPROVEMENTS AND ALTERATIONS;
                       MAINTENANCE; DAMAGE AND DESTRUCTION

         8.1 Construction of Improvements. Tenant is not under any obligation to commence construction of any improvements on the Premises, but if Tenant does so it will diligently pursue such construction to completion of an enclosed shell. Tenant or its agents may, at Tenant's sole risk and expense, from time to time throughout the Term of the Lease (a) perform all necessary site assessments, feasibility studies, environmental assessments, surveys and any additional due diligence tests and studies on the Site which Tenant, in its sole discretion, may deem necessary, (b) make such improvements to the Premises as it determines, and (c) thereafter improve, expand, contract, reconfigure, demolish, or otherwise alter the Tenant's Improvements as Tenant deems in its best interests. If it is necessary to grant easements to the provider of any utility service over, across or through either the Premises or the Site, Landlord agrees to and shall execute without undue delay the appropriate documentation prepared by Tenant or on Tenant's behalf so long as such easements do not materially interfere with the use of the Site by Landlord.

         8.2 Permits. Landlord shall, at no expense to Landlord (except as reimbursed by Tenant), join in the application for all permits, variances, special uses, licenses or authorizations deemed necessary or desirable by Tenant in connection with the construction of Tenant's Improvements and/or use of the Premises if necessary in order to prosecute such applications properly, provided that the same shall have first been reviewed and approved by Landlord, which approval shall not be unreasonably withheld or delayed, provided the same do not materially adversely affect the remainder of the Site or the performance of the Site Work. In addition, Tenant shall have the right to review and approve any and all applications for changes or variances to zoning of the Premises, or for conditional use permits, where such permits or changes, if granted, may change the use, zoning or character of any portion of the Premises, which approval shall not be unreasonably withheld.

         8.3 Maintenance. Tenant shall keep and maintain the Premises, together with all Tenant's Improvements and other facilities thereon, in good condition and repair.

         8.4 Damage. Tenant shall take such action as may be required under applicable municipal ordinances and other laws, rules and regulations with respect to any damage or destruction of the Tenant's Improvements. Tenant shall not have any obligation to repair and/or rebuild the Tenant's Improvements damaged by fire or other casualty or cause. Tenant shall have the right to determine how much, if any, of the damaged or destroyed Tenant's Improvements it chooses to rebuild, and Landlord shall not have the right to terminate this Lease if Tenant elects to rebuild and/or repair any material portion of the Tenant's Improvements. Whether or not Tenant elects to repair or rebuild, Tenant shall promptly provide a sightly safety barrier and shall use diligent efforts to place the Premises in an orderly and safe condition.

            ARTICLE IX ASSIGNMENT, SUBLETTING AND LEASEHOLD MORTGAGE

         9.1      Assignment and Subletting.

                  9.1.1 Tenant shall have the right from time to time to transfer or assign this Lease or any interest herein or sublet the Premises or any portion thereof to any entity that

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

controls, is controlled by, or is under common control with the Tenant named herein or to a third party as part of sale/leaseback operating lease, 1031 exchange or similar transaction pursuant to which Tenant leases the Property from such third party pursuant to a written lease in its sole discretion and without obtaining the consent of Landlord; provided, however, that any transaction or series of transactions whereby the occupant of the Premises ceases to control, be controlled by, or be under common control with the Tenant named herein shall constitute an assignment or sublease subject to the provisions of Section 9.1.2 below, and if any such transaction or series of transactions shall occur without the express written consent of Landlord in each instance, such assignment shall be deemed ineffective and the interest of the Tenant under this lease shall automatically revert to the Tenant originally named herein. For the purposes of this Article, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise.

                  9.1.2 Except as expressly permitted pursuant to Section 9.1 above, and pursuant to Section 9.2 below, Tenant shall not, directly or indirectly, assign, mortgage, pledge, or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term shall include, without limitation, granting of concessions, licenses and the like or allowing any other person or entity to occupy the whole or any part of the Premises), without, in each instance, having first received the express written consent of Landlord, which consent shall not unreasonably withheld, conditioned or delayed. Any assignment, sublease, mortgage, or other transfer of all or any part of Tenant's interest in this Lease or in the Premises is hereinafter referred to as a "TRANSFER." No Transfer whether or not permitted under Sections
9.1 or 9.2 or approved by Landlord in accordance with the foregoing sentence, shall relieve Tenant of its liability for the performance of all of the terms, agreements, covenants and conditions of this Lease unless Landlord, in its sole discretion, by separate written agreement, elects to release Tenant.

         9.2 Leasehold Mortgagee and Beneficiary. Tenant shall have the right at any time and from time to time (and as many times as Tenant desires), without Landlord's consent, to mortgage or otherwise encumber Tenant's leasehold estate and Tenant's rights under this Lease and interest in the Project, and in any and all subleases and in and to all rents payable thereunder, together with any or all improvements appurtenant thereto, pursuant to one or more leasehold mortgages or deeds of trust ("LEASEHOLD MORTGAGE") and related instruments reasonably required by the holder of such Leasehold Mortgage to perfect such holder's security interest in and to Tenant's leasehold estate and all appurtenant rights and interests relating thereto, and Tenant may assign its interest in the Lease, the leasehold estate, the Project and all proceeds thereof as collateral security for such Leasehold Mortgage. In no event shall the fee to the Premises or Landlord's interest in and to this Lease be subject or subordinate in any way to any such Leasehold Mortgage or to any sale/leaseback or any other financing arrangement of any nature entered into by or on behalf of Tenant. Notwithstanding any other provision of this Lease to the contrary, until such time as Landlord shall have been provided written notice of the existence of any Leasehold Mortgage or Other Financing Arrangement, as the case may be, together with a copy of same, and the name and notice address of the applicable Leasehold Mortgagee (defined below) or Permitted Transferee, as the case may be, Landlord shall not be required to perform any of its obligations with respect to such Leasehold Mortgagee or Permitted Transferee, as the case may be, nor shall such Leasehold Mortgagee or Permitted Transferee, as

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

the case may be, be entitled to exercise any of its rights hereunder. Landlord shall be obligated to hold all such documents and information related to the Leasehold Mortgage or Other Financing Arrangement confidential, according to terms to be agreed upon by Landlord and Tenant.

                  9.2.1 Notwithstanding any other provision of this Lease to the contrary, no Leasehold Mortgage shall be granted unless and until such Leasehold Mortgagee shall have entered into a written agreement with Tenant, for the benefit of Landlord, providing for the following:

                           a.       the Leasehold Mortgagee shall,
contemporaneously with the delivery thereof to Tenant, send Landlord copies of all notices to Tenant under the Leasehold Mortgage and all other communications to Tenant regarding any exercise of remedies under such Leasehold Mortgage;

                           b.       upon any default by Tenant under such
Leasehold Mortgage, but subject to Tenant's cure rights under such Leasehold Mortgage, and any other right of Tenant to purchase the Premises or other real property interest securing such Leasehold Mortgage, or to otherwise redeem its interest in the Premises from the lien of the Leasehold Mortgage, Landlord may elect to purchase the interest of the Leasehold Mortgagee at par. (For the purposes hereof, "par" is the amount of the payment due to the Leasehold Mortgagee pursuant to the Leasehold Mortgagee, and secured by the value of the Premises and of Tenant's Improvements;

                           c.       following any default by Tenant under such
Leasehold Mortgage, and Tenant's failure to cure such default, or to otherwise redeem its interest in the Premises from the Leasehold Mortgage, Landlord shall have a right of first refusal to purchase the interest of the Leasehold Mortgagee prior to any transfer of such interest to any third party, other than at a public auction as to which Landlord has received actual written notice at least ten (10) days prior to the date of such auction; and

                           d.       that any such Leasehold Mortgage shall be
limited to the acquisition, development and construction costs (including, but not limited to, all financing costs and other soft costs associated therewith) associated with the development of the Premises as to which the Landlord has a reversionary right (or which the Leasehold Mortgagee holds as collateral under a Leasehold Mortgage) and, in any event, shall not be cross-collateralized with any other obligations of the obligor.

                  9.2.2 Landlord shall not have the right to exercise any remedies under this Lease unless Landlord shall first give the mortgagee under the Leasehold Mortgage (a "LEASEHOLD MORTGAGEE"), (i) a notice of its intent to exercise its rights hereunder (the "REMEDIES NOTICE") containing a statement of all existing defaults under this Lease, and (ii) the opportunity to cure such default(s), as follows: the Leasehold Mortgagee shall be entitled to cure any stated monetary default for a period of fifteen (15) business days after receipt of such Remedies Notice; the Leasehold Mortgagee shall be entitled to cure any stated non-monetary default for a period of thirty (30) days after receipt of such Remedies Notice, provided however, that if such non-monetary default is not reasonably susceptible of cure within such 30-day period, then, provided the Leasehold Mortgagee has commenced to cure such Default within such 30-day period and thereafter prosecutes the same to completion with reasonable diligence, the Leasehold Mortgagee shall be entitled to such additional time as is reasonably necessary to cure such Default. If the Leasehold Mortgagee cures all stated defaults in accordance with the foregoing provisions, then both the notice of default given to Tenant and the Remedies Notice shall be null and void and of no effect. Landlord agrees to accept performance of Tenant's obligations hereunder by the Leasehold Mortgagee with the same force and effect as though observed or performed by Tenant.

                  9.2.3 Nothing contained herein shall require the Leasehold Mortgagee, to cure any Default not reasonably susceptible of being cured by the Leasehold Mortgagee, including but not limited to a Default based upon the bankruptcy or insolvency of Tenant. If the stated default is cured and the Leasehold Mortgagee discontinues such foreclosure or other steps, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

                  9.2.4 Under no circumstances shall the Leasehold Mortgagee be liable for the performance of Tenant's obligation hereunder unless and until the Leasehold Mortgagee acquires Tenant's rights and interest by foreclosure or other assignment, transfer or proceeding. In the event that the Leasehold Mortgagee so acquires Tenant's rights and interest, the liability of the Leasehold Mortgagee, its successors and assigns shall be limited to their leasehold interest pursuant to this Lease, and then only for obligations which arise during the period of such ownership. None of the Leasehold Mortgagee, or its respective successors or assigns, or any agent, partner, officer, trustee, director, shareholder or principal (disclosed or undisclosed) of the Leasehold Mortgagee shall have any personal liability hereunder. The Leasehold Mortgagee shall be released from any obligations hereunder arising after the transfer of its leasehold interests.

                  9.2.5 In the event a Leasehold Mortgagee, or its nominee designated for that purpose, acquires Tenant's interest in this Lease, the leasehold estate and Tenant's Improvements pursuant to any proceedings for foreclosure of such Leasehold Mortgage, or by a voluntary assignment or transfer of this Lease and the leasehold estate and Tenant's Improvements in lieu of foreclosure or otherwise, the Leasehold Mortgagee or its nominee or assignee as aforesaid shall be deemed an assignee of all the rights of Tenant under this Lease.

                  9.2.6 Within ten (10) business days after written request by Tenant or Tenant's Permitted Assignee, Landlord agrees to deliver an estoppel certificate to any proposed Leasehold Mortgagee or to Tenant certifying (if such be the case): (i) the amount of Rent and additional rent due under this Lease, if any, and the date to which Rent has been paid; (ii) that this Lease is in full force and effect; (iii) that Landlord has no knowledge of any Default under this Lease or, if any default exists, specifying the nature of the default; and
(iv) that there are no defenses or offsets which may be asserted by Landlord against Tenant in respect of obligations pursuant to this Lease or if defenses or offsets exist, specifying the nature of such offsets or defenses.

                  9.2.7 If Tenant, or any trustee of Tenant, shall reject this Lease pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "BANKRUPTCY CODE"), (i) Tenant shall without further act or deed be deemed to have elected under Section 365(h)(1) of the Bankruptcy Code to remain in possession of the Premises for the balance of the term of this

Lease, (ii) any exercise or attempted exercise by Tenant of a right to treat this Lease as terminated under Section 365(h)(1) of the Bankruptcy Code shall be void and (iii) no Leasehold Mortgage shall be affected or impaired by any such rejection of this Lease. (For the purposes of Section 365(h) of the Bankruptcy Code, the term "POSSESSION" shall mean the right to possession of the Property granted to Tenant under this Lease notwithstanding that all or part of the Premises shall have been subleased.)

         ARTICLE X ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.1 Third Party Rights. Landlord covenants that during the Term Landlord shall not grant to anyone, any rights in the Site that would materially limit or interfere with Tenant's right to use the Premises as permitted under this Lease.

         10.2 Binding Agreement on Landlord. Landlord represents and warrants that the individuals signing this Lease and all other documents executed or to be executed pursuant hereto on behalf of Landlord are and shall be duly authorized to sign the same on Landlord's behalf and to bind Landlord thereto. This Lease is and shall be binding upon and enforceable against Landlord in accordance with its terms.

         10.3 Binding Agreement on Tenant. Tenant represents and warrants that the individuals signing this Lease and all other documents executed or to be executed pursuant hereto on behalf of Tenant are and shall be duly authorized to sign the same on Tenant's behalf and to bind Tenant thereto. This Lease is and shall be binding upon and enforceable against Tenant in accordance with its terms.

         10.4 Hazardous Substances. Tenant shall indemnify, protect, defend and hold Landlord and its officers, directors, employees, shareholders, agents and their respective successors and assigns, forever harmless from and against any and all claims, actions, judgments, liabilities, liens, damages, penalties, fines, costs and expenses, including but not limited to attorneys' fees, costs of defense and expert/consultant fees asserted against, imposed on, or suffered or incurred by Landlord (or the Premises) directly or indirectly arising out of or in connection with any Hazardous Materials that have been introduced to the Premises by Tenant, any of its affiliates (but, for the purposes of this Section 10.4, Landlord, and any other entity that would constitute an affiliate of Tenant solely by reason of its relationship to Landlord shall not be considered affiliates of Tenant), any party claiming by, through, or under Tenant, or the agents, contractors, or employees of any of them. The representations and warranties in this Lease and the indemnity obligations set forth hereunder shall survive the expiration or termination of this Lease.

                             ARTICLE XI - SURRENDER

         11.1 Expiration of Term. Upon the expiration or earlier termination of the Term of this Lease for any reason other than transfer of Landlord's title to the Premises pursuant to the Purchase Agreement, Tenant will remove such of Tenant's Equipment as Landlord may require to be removed by notice to Tenant or that Tenant may elect to remove, and surrender and deliver to Landlord the Premises and to the extent then existing, the Tenant's Improvements, in their then "AS IS, WHERE IS AND WITH ALL FAULTS" condition. The Tenant's Improvements that remain upon the Premises at such expiration or earlier termination for any reason other than transfer of Landlord's title to the Premises pursuant to the Purchase Agreement and any of Tenant's Equipment not so required or elected to be removed shall automatically become the property of Landlord, and Landlord hereby agrees to accept title thereto and Tenant agrees to convey to Landlord good and clear title to such Tenant Improvements free and clear of (a) all mortgages, liens, and other encumbrances securing the payment of money, and (b) all leasehold rights of others, unless approved in writing by Landlord, which approval may be withheld or conditioned at Landlord's sole discretion, and otherwise without representation or warranty by Tenant.

                     ARTICLE XII - HOLDING OVER AFTER TERM

         If Tenant shall hold the Premises after the expiration or earlier termination of this Lease for any reason other than transfer of Landlord's title to the Premises pursuant to the Purchase Agreement, such holding over shall, in the absence of written agreement on the subject, be deemed to have created a tenancy from month to month terminable on thirty (30) days notice by either party to the other, at a monthly rental equal to the monthly rental payable during the last year of said Term.

                             ARTICLE XIII - DEFAULT

         13.1 Tenant's Default. Tenant shall be in "DEFAULT" under this Lease if (i) Tenant shall not have paid the Rent or other amounts payable by Tenant pursuant to this Lease within fifteen (15) business days following Tenant's receipt of written notice from Landlord stating that such payment was not made when due (a "MONETARY DEFAULT"); or (ii) Tenant shall not have performed any of the other covenants, terms, conditions or provisions of this Lease within thirty (30) days after Tenant's receipt of written notice specifying such failure; provided however, with respect to those failures which cannot with due diligence be cured within said 30-day period, Tenant shall not be deemed to be in default hereunder if Tenant commences to cure such default within such 30-day period and thereafter diligently continues to cure such default (a "NON-MONETARY DEFAULT").

         13.2 Landlord's Remedies. If Landlord shall claim that Tenant is in Default, then, in addition to all other rights and remedies of Landlord under this Lease, at law, or in equity, Landlord's shall have the right to draw down upon the full amount of the Letter of Credit (as defined in the Purchase Agreement) in satisfaction of Tenant's purchase obligations under the Purchase Agreement, and convey title to the Property to Tenant, subject to Landlord's rights as Seller under the Purchase Agreement.

         In addition to the foregoing, Landlord may (but shall not be obligated to) cure such Default on behalf of Tenant, and upon demand by Landlord, Tenant shall promptly pay to Landlord as additional rent the reasonable costs and expenses of such cure. Notwithstanding anything contained in this Lease to the contrary, in the event of an emergency situation, as reasonably determined by Landlord based on circumstances known at the time, the correction of which is Tenant's responsibility, Landlord shall immediately notify Tenant orally or by facsimile, and upon the failure of Tenant to immediately correct the emergency situation, Landlord shall have the right to correct the same and receive reimbursement therefor pursuant to the terms set forth in the foregoing sentence, provided that the failure of Tenant to immediately correct the emergency situation shall not be considered a Default under this Lease. An "emergency" situation shall be presumed if the prompt or immediate failure to cure has the potential to result in injuries to persons or damage to property or a material, adverse consequence to the business(es) then being operated on the Site.

         13.3 Landlord's Default and Tenant's Remedies. In the event of any breach or default by Landlord under this Lease which continues for a period of thirty (30) days after notice thereof from Tenant; (provided, however, with respect to those failures which cannot with due diligence be cured with said 30-day period, Landlord shall not be deemed to be in default hereunder if Landlord commences to cure such default within such 30-day period and thereafter continues the curing of such default with all due diligence), then in addition to all other rights and remedies of Tenant under this Lease and at law or equity, Tenant may (but shall not be obligated to) cure such breach on behalf of Landlord, and upon demand by Tenant, Landlord shall promptly pay to Tenant the reasonable costs and expenses of such cure. Notwithstanding anything contained in this Lease to the contrary, in the event of an emergency situation, as reasonably determined by Tenant based on circumstances known at the time, the correction of which is Landlord's responsibility, Tenant shall immediately notify Landlord, and upon the failure of Landlord to immediately correct the emergency situation, Tenant shall have the right to correct the same and receive reimbursement therefor pursuant to the terms set forth in the foregoing sentence, provided that the failure of Landlord to immediately correct the emergency situation shall not be considered a default under this Lease. An "emergency" situation shall be presumed if the prompt or immediate failure to cure has the potential to result in injuries to persons or damage to property or a material, adverse consequence to the business(es) then being operated on the Premises.

         13.4 Delay; Waiver. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms of this Lease shall impair the exercise of any such right or power or otherwise be construed to be a waiver thereof, except as otherwise herein provided. A waiver by either of the parties hereto of any of the covenants, conditions or agreements hereof to be performed by the other shall not be construed to be a waiver of any subsequent breach thereof or of any other covenant, condition or agreement herein contained.

         13.5 Bankruptcy. If a petition of bankruptcy or reorganization shall be filed by Tenant or if any such petition shall be filed against Tenant and not dismissed within one hundred twenty (120) days of filing, or if in any proceeding based upon the insolvency of Tenant a receiver or trustee of all of the property of Tenant shall be appointed and shall not be discharged within one hundred twenty (120) days after such appointment, then any such event shall be a Default under this Lease unless the trustee or receiver affirms or assumes this Lease within one hundred twenty (120) days (or such reasonable period as the court with jurisdiction shall determine) after the commencement of the proceedings and cures any other Default under this Lease within one hundred twenty (120) days (or within such reasonable period as the court with jurisdiction shall determine) after affirmation or assumption of this Lease. In any event, the foregoing shall be subject to all applicable federal and state bankruptcy laws.

                           ARTICLE XIV - CONDEMNATION

         In the event of a condemnation of all or any portion of the Premises then the provisions of Section 12 of the Purchase Agreement shall control and the this Lease shall terminate as of the date of any such taking, and Rent shall be prorated as of such date.

         14.1 Awards. Pursuant to the terms of Section 12 of the Purchase Agreement, Tenant shall be entitled to the entire award made for such condemnation with respect to the Premises, and for Tenant's Improvements including any severance damages with respect thereto. Tenant shall further be entitled to make a separate claim for an award (i) made with respect to a taking of its trade fixtures or Tenant's Equipment, (ii) made with respect to Tenant's removal or relocation costs, damages to Tenant's personal property, any special damages of Tenant, or loss of Tenant's business profits or goodwill, (iii) made for the value of the leasehold estate of Tenant for the remainder of the Term of this Lease, (iv) made with respect to the diminution in the value of Tenant's leasehold interest attributable to the operation of the Premises, and (v) for damages for interruptions or dislocation of Tenant's business and for moving and remodeling expenses. Any awards in addition to the awards described herein shall be payable to Tenant.

                      ARTICLE XV - EXPENSE OF ENFORCEMENT

         In any action to enforce any of the rights and remedies hereunder, or arising on account of a default in the performance of any of the obligations hereunder, then the substantially prevailing party in any such litigation shall also receive from the other party all costs and reasonable attorneys' fees, including in-house legal fees, incurred by such party in such litigation, including on appeal.

                              ARTICLE XVI - NOTICE

         All notices, demands and requests (collectively, the "NOTICE") required or permitted to be given under this Lease must be in writing and shall be deemed to have been given as of the date such notice is (i) delivered to the party intended, (ii) delivered to the then designated address of the party intended, or (iii) sent by nationally recognized overnight courier or by United States certified mail, return receipt requested, postage prepaid and addressed to the then-designated address of the party intended. The initial addresses of the parties shall be:

                 To Landlord:         Pardee Homes
                                      12626 High Bluff Drive, Suite 100
                                      San Diego, CA 92130
                                      Attn: Gregory P. Sorich
                                      Telephone: (858) 794-2500
                                      Facsimile: (858) 794-2599

                 With a copy to:      Pardee Homes
                                      10880 Wilshire Blvd., Suite 1900
                                      Los Angeles, CA 90024
                                      Attn: William A. Bryan
                                      Telephone: (310) 475-3525

                                      Facsimile: (310) 446-1293

                 With a copy to:      Sandler & Rosen, LLP
                                      1801 Avenue of the Stars, Suite 510
                                      Los Angeles, CA 90067
                                      Attn: Craig C. Birker, Esq.
                                      Telephone: (310) 277-4411
                                      Facsimile: (310) 277-5954

                 To Tenant:           Care of:

                                      Neurocrine Biosciences, Inc.
                                      1055 Science Center Drive
                                      San Diego, CA 92121
                                      Attn: Paul Hawran
                                      Telephone: (858) 658-7600
                                      Facsimile: (858) 658-7605

         Upon at least ten (10) days prior written notice, each party shall have the right to change its address to any other address within the United States of America.

                          ARTICLE XVII - MISCELLANEOUS

         17.1 Entire Agreement. This Lease, along with the Purchase Agreement, and the exhibits hereto and thereto contain the entire agreement between the parties relating to the Premises. Any prior negotiations, correspondence, memoranda or agreements are superseded in total by this Lease and the exhibits hereto. This Lease has been fully negotiated at arms length between the signatories hereto, and after advice by counsel and other representatives chosen by such signatories, and such signatories are fully informed with respect thereto; no such signatory shall be deemed the scrivener of this Lease; and, based on the foregoing, the provisions of this Lease and the exhibits hereto shall be construed as a whole according to their common meaning and not strictly for or against any party. Landlord and Tenant may consider, approve or disapprove any proposed amendment to this Lease in their respective sole and absolute discretion without regard to reasonableness or timeliness. This Lease shall be binding upon, inure to the benefit of, and be enforceable by Landlord and Tenant, and their respective successors and permitted assigns. Time is declared to be of the essence of this Lease.

         17.2 Headings. The Article headings contained in this Lease are for purposes of reference only and shall not limit or define the meaning of any of the terms or provisions hereof.

         17.3 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         17.4 Force Majeure. Whenever performance is required of any party hereunder, such party shall use all due diligence to perform and take all necessary measures in good faith to perform; provided, however, that if completion of performance shall be delayed at any time by reason of acts of God, significant variations from normal weather conditions reasonably expected during the period in question, war, civil commotion, acts of terrorism, riots, strikes, picketing, or other labor disputes, unavailability of labor or materials or damage to work in progress by reason of fire or other casualty or causes beyond the reasonable control of a party (other than financial reasons), then the time for performance as herein specified shall be appropriately extended by the time of the delay actually caused. The provisions of this section shall not operate to excuse any party from the prompt payment of any monies required by this Lease.

         17.5 Brokers. Tenant and Landlord represent and warrant to each other that (except as covered pursuant to the Purchase Agreement) neither has had any dealings or discussions with any broker or agent, licensed or otherwise in connection with this Lease. Landlord and Tenant each covenants to protect, defend, hold harmless and indemnify the other from and against any and all losses, liabilities, damages, costs and expenses (including reasonable legal fees) arising out of or in connection with any other claim by any brokers or agents for brokerage commissions relating to this Lease (in excess of those payable pursuant to the Purchase Agreement) alleged to be due because of dealings or discussions with the indemnifying party.

         17.6     Approvals.

                  17.6.1 Except as otherwise specifically provided in this Lease, with respect to any matter which either Landlord or Tenant has specifically been granted an approval or consent right under this Lease, nothing contained in this Lease shall limit the right of a party to exercise its business judgment, or act in a subjective manner with respect to any matter as to which it has specifically been granted such right, or the right to act in its sole discretion or sole judgment, whether "objectively" reasonable under the circumstances, and any such decision shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be part of this Lease. The parties intend by this Lease to set forth their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured. Pursuant to the Permitted Uses, Landlord agrees to execute such easements and restrictions of record, with respect to the Premises, as may be necessary for Tenant's development of the Site as a single campus project, as may be requested from time to time by Tenant.

                  17.6.2 Unless provision is made for a specific time period, each response to a request for an approval or consent required to be provided pursuant to this Lease shall be given by the party to whom directed within thirty (30) days of receipt. Each disapproval shall be in writing and, subject to Section 17.6.1 above, the reasons shall be clearly stated. If a response is not given within the required time period, the requested party shall be deemed to have given its approval if the original notice stated that failure to respond within the applicable time period will be deemed an approval.

         17.7 Notice of Lease. Landlord and Tenant have executed and delivered to each other a memorandum of this Lease for recording. The Memorandum of Lease shall promptly be recorded by Tenant in the appropriate public records for the Premises.

         17.8 Inspection. Landlord and its authorized agents shall at any and all reasonable times, and upon reasonable notice to Tenant, have the right to enter the Premises to inspect the same, or to show the Premises to prospective mortgagees.

         17.9 Survival. Notwithstanding the expiration or termination of the Term of this Lease, all obligations of the parties hereunder that accrued or are attributable to any period prior to such expiration or termination, including, without limitation, any obligation to pay Rent and additional rent for any such period and any indemnity obligations with respect to occurrences during any such period, shall remain in effect and enforceable until performed in full.

         17.10 Counterparts. This Lease may be signed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

"LANDLORD"                                  "TENANT"
PARDEE HOMES                                NEUROCRINE INTERNATIONAL LLC,
a California corporation                    a Delaware limited liability company

                                            By:  NEUROCRINE BIOSCIENCES, INC.
                                                 Its: Managing Member

By:    ________________________________   By:   _______________________________

Name:  ________________________________   Name: _______________________________

Title: ________________________________   Title _______________________________

                    EXHIBIT A - LEGAL DESCRIPTION OF THE SITE

PARCEL A

Parcel 4 of Parcel Map No. 15061, in the City of San Diego, County of San Diego, State of California, according to Map thereof filed in the Office of the County Recorder of San Diego County.

That portion of Parcel 3 of Parcel Map No. 15061, in the City of San Diego, County of San Diego, State of California, according to Map thereof filed in the Office of the County Recorder of San Diego County, more particularly described as follows:

Beginning at the most Southerly corner of said Parcel 3, thence along the Southwesterly and Northwesterly lines of said Parcel 3 the following courses:
North 70(degree)17'30" West 916.08 feet; thence North 00(degree)37'21" East
82.70 feet; thence leaving said Northwesterly line South 70(degree)17'30" East
961.03 feet to the Southeasterly line of said Parcel 3, being the beginning of a non-tangent 1861.00 foot radius curve concave Southeasterly, to which a radial line bears North 56(degree)09'02" West; thence along said Southeasterly line, Southwesterly along the arc of said curve through a central angle of 02(degree)28'07" a distance of 80.18 feet to the Point of Beginning.

PARCEL B

Lot 17 of Employment Center Development Unit No. 2B, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10945, filed in the Office of the County Recorder of San Diego County.

                  EXHIBIT B - LEGAL DESCRIPTION OF THE PREMISES

Lot 17 of Employment Center Development Unit No. 2B, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10945, filed in the Office of the County Recorder of San Diego County.

                                   EXHIBIT "I"

                                  DEED OF TRUST

RECORDING REQUESTED BY                                   )
                                                         )
Chicago Title Insurance Company                          )
                                                         )                                                            )
WHEN RECORDED, RETURN TO:                                )
                                                         )
Brobeck, Phleger & Harrison                              )
12390 El Camino Real                                     )
San Diego, California 92130                              )
Attn:  W. Scott Biel                                     )
                                                         )
--------------------------------------------------------------------------------

                                                (Space Above for Recorder's Use)

                                 DEED OF TRUST,
                ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING
                       (LETTER OF CREDIT/SECURITY DEPOSIT)

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING ("Deed of Trust"), is made effective as of the ___ day of _________, 2003, by PARDEE HOMES, a California corporation ("Trustor"), as trustor, to CHICAGO TITLE INSURANCE COMPANY ("Trustee"), for the use and benefit of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Beneficiary").

         WHEREAS, Trustor has agreed to sell to Beneficiary and Beneficiary has agreed to purchase from Trustor pursuant to the terms and conditions of that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated October 14, 2002, by and between Trustor as Seller and Beneficiary as Buyer (the "Purchase Agreement") that certain land located in San Diego, California, as more particularly described as "Parcel B" in the Purchase Agreement and on Exhibit "A" attached hereto and incorporated herein by this reference (the "Land");

         WHEREAS, concurrently herewith Trustor has agreed to lease to Beneficiary, and Beneficiary has agreed to lease from Trustor, the Land and any improvements thereto, either existing or subsequently constructed by or for Beneficiary, pursuant to the terms and conditions of that certain Ground Lease, dated as of the date hereof (the "Ground Lease"), between Trustor, as landlord, and Beneficiary, as tenant;

         WHEREAS, concurrently herewith Beneficiary shall deliver to Trustor an irrevocable standby letter of credit in the amount of the Parcel B Purchase Price (as defined in Paragraph 2(c) of the Purchase Agreement), which amount shall be approximately Seven Million Nine Hundred Seventy Six Thousand Seven Hundred Seven Dollars and 20/100 ($7,976,707.20) (the "Letter of Credit");

         WHEREAS, pursuant to the terms of the Purchase Agreement, Trustor has agreed and is obligated to set-off the amount of the Letter of Credit given by Beneficiary against the Parcel B Purchase Price payable by Beneficiary to Trustor under the Purchase Agreement, and upon such set-off, Trustor is obligated to convey fee title to the Mortgaged Property (defined below) to Beneficiary in accordance with the terms of the Purchase Agreement;

         WHEREAS, Trustor and Beneficiary desire to secure such obligation and agreement of Trustor to convey the Mortgaged Property as hereinafter described; and

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure Trustor's due and punctual performance of the Secured Obligations, Trustor does hereby, give, grant, bargain, sell, warrant, convey, mortgage, transfer, grant a security interest in, set over, deliver, confirm and convey unto Trustee, in trust, with power of sale and right of entry as hereinbelow provided, upon the terms and conditions of this Deed of Trust, the following "Mortgaged Property" described hereinafter.

1. Grant and Assignment. For good and valuable consideration, Trustor hereby irrevocably and unconditionally grants, transfers and assigns to Trustee, in trust, with power of sale and right of reentry and possession, all right, title and interest of Trustor in the Land;

         TOGETHER with all right, title and interest of Trustor, if any, in all buildings and improvements now located or hereafter to be constructed thereon (collectively "Improvements");

         TOGETHER with all right, title and interest of Trustor, if any, in the appurtenances, privileges, easements, franchises and tenements thereof, including all minerals, oil, gas and other hydrocarbon substances thereon or therein, air rights, water rights and development rights, and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements;

         TOGETHER with all right, title and interest of Trustor, if any, in all equipment, machinery, fixtures, chattels, furniture, furnishings and other articles of tangible personal property and any additions to, substitutions for, changes in or replacements of the whole or any part thereof now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Land and Improvements or any portion thereof, including all building materials and equipment now or hereafter delivered to the Land and Improvements and intended to be installed in or about the same, and all inventory,

                                       6.

accounts, deposit accounts, accounts receivable, contract rights, development and use rights, permits, licenses, applications, architectural and engineering plans, specifications and drawings, chattel paper, instruments, documents, notes, drafts and letters of credit arising from or related to the Land and Improvements and any business conducted thereon by Trustor and any other intangible personal property and rights relating to the Land and Improvements or any part thereof or to the operation thereof or used in connection therewith, including, without limitation, tradenames and trademarks (collectively "Personal Property");

         TOGETHER with all of Trustor's right, title and interest, if any, to all proceeds (including claims or demands thereto) from the conversion, voluntary or involuntary, of any of the Land, Improvements or Personal Property into cash or liquidated claims, including, without limitation, proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments in lieu thereof made by any public body or decree by any court of competent jurisdiction for taking or for degradation of the value in any condemnation or eminent domain proceeding, and all causes of action and the proceeds thereof of all types for any damage or injury to the Land, Improvements or Personal Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, and all claims, causes of action and recoveries by settlement or otherwise for any damage to, or loss, taking or diminution in the value of, any of the Mortgaged Property, or for any breach (or rejection in bankruptcy) of any of the Leases (defined below) from Trustor as lessor, by any lessee thereunder (or such lessee's trustee in bankruptcy) (collectively "Proceeds").

         IN ADDITION, Trustor absolutely and irrevocably assigns to Beneficiary all right, title and interest of Trustor in and to all leases and other rental agreements and other contracts and agreements relating to use and possession (collectively "Leases") of any of the Land or Improvements, including, without limitation, the Ground Lease, and the rents, issues, profits and proceeds therefrom together with all guarantees thereof and all deposits (to the full extent permitted by law) and other security therefor (collectively "Rents"), provided, however, that until an Event of Default hereunder, neither the assignment of Leases and Rents hereunder, nor any provisions contained in this Deed of Trust with respect to the Leases or Rents shall be deemed to amend, modify or otherwise affect the relative rights between Beneficiary and Trustor under the Ground Lease, and that until an Event of Default hereunder, in the event that any term or provision of this Deed of Trust would otherwise be deemed to modify or contradict the terms or provisions of the Ground Lease, the provisions of the Ground Lease shall control and the terms of the Deed of Trust shall not apply. Notwithstanding the foregoing, upon an Event of Default hereunder, this Deed of Trust shall control all relative rights between Beneficiary and Trustor under the Ground Lease. (The Land, Improvements, Personal Property, Proceeds, and all other right, title and interest of Trustor described above are hereinafter collectively referred to as "Mortgaged Property.")

                                       7.

2.   Obligations Secured.

         (a) Trustor makes this Deed of Trust, for the purpose of securing:

                  (i) Performance of all obligations of Trustor to Beneficiary under the Purchase Agreement, including, without limitation, Trustor's obligation to convey the Property to Beneficiary as required pursuant to the Purchase Agreement;

                  (ii) Performance of all obligations of Trustor under this Deed of Trust; and

                  (iii) All modifications, extensions and renewals (if any) of one or more of the obligations secured hereby, including without limitation, modifications, extensions or renewals of the Lease or the Purchase Agreement, whether or not the modification, extension or renewal is evidenced by a new or additional contract.

         (b) The obligations of Trustor secured by this Deed of Trust are herein collectively called the "Secured Obligations". All persons who may have or acquire an interest in the Property shall be deemed to have notice of, and shall be bound by, the terms of this Deed of Trust and any other instruments or documents made or entered into in connection herewith and each of the Secured Obligations.

3. Representations and Warranties. Trustor acknowledges, represents and warrants as follows:


         (a) Trustor is a corporation duly formed and validly existing under the laws of the State of California, authorized to do business in the State of California. The execution, delivery and performance of this Deed of Trust have been duly authorized by all necessary action of Trustor.

         (b) When executed and delivered by the undersigned on behalf of Trustor, this Deed of Trust will be valid and binding obligations of Trustor, legally enforceable in accordance with their express terms.

         (c) Trustor's execution and performance of this Deed of Trust does not conflict with or violate any law, statute, rule or regulation or any order of any court or other governmental authority or, any contract or other obligation of Trustor or any other person.

4.   Condemnation Proceeds.

         (a) So long as no Event of Default hereunder has occurred and so long as the Ground Lease has not expired or terminated, all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation for public or private use affecting any interest in any of the Mortgaged Property and all proceeds of any insurance policies payable by reason of loss of or damage to any part of the Land and Improvements shall be governed by the terms of the Purchase Agreement. Upon an Event of Default hereunder, Trustor unconditionally waives all rights of a property owner under the provisions of California Code of Civil Procedure Section 1265.225(a), or any

                                       8.

         successor statute, providing for the allocation of condemnation proceeds between a property owner and a lienholder.

5. Liens, Encumbrances and Charges. Trustor shall immediately discharge any lien, claim or encumbrance which is not caused or permitted by Beneficiary to be incurred or which is not approved by Beneficiary in writing and which has or may attain priority over this Deed of Trust; provided that Trustor shall not be required to discharge any lien, claim or encumbrance which is a Permitted Encumbrance (as defined in Section 3 of the Purchase Agreement).

6. Distributions. Trustor shall pay the costs and expenses associated with the operation of the Property, including, but not limited to, financing costs, charges or fees in connection with the Lease until the earlier the date of Trustor's fulfillment of all of its Secured Obligations hereunder.

7. Additional Obligations. Trustor shall not create, incur or suffer to exist any indebtedness for borrowed money or any other material obligations to which the holder or obligee thereof has recourse against the Mortgaged Property to satisfy the same without Beneficiary's prior written consent, which consent Beneficiary may withhold in its sole discretion, provided that nothing herein shall preclude Trustor from incurring personal liability and recourse obligations to the extent expressly permitted pursuant to the Lease.

8. Notice of Losses, Claims and Actions. Trustor shall give Beneficiary prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to any of the Mortgaged Property, of any condemnation offer or action and of any Event of Default.

9. Further Assurances. Trustor shall do, execute, acknowledge and deliver, at its sole cost and expense, all and every such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as Beneficiary may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto the Beneficiary, the rights granted Beneficiary under this Deed of Trust, and other instruments executed in connection with this Deed of Trust, or any other instrument under which a Trustor may be or may hereafter become bound to convey, mortgage or assign to Beneficiary for carrying out the intention of facilitating the performance of the terms of this Deed of Trust.

10. Beneficiary's Powers. Except for claims or actions arising, directly or indirectly, from or in any way related to Beneficiary's obligations or liabilities under the Lease, Beneficiary may commence, appear in, defend or prosecute any assigned claim or action; and Beneficiary may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, without affecting the lien or charge of this Deed of Trust upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Secured Obligations, and without affecting Beneficiary's obligations under the Ground Lease, Beneficiary may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed, at any time and at Beneficiary's option, any parcel, portion or all of the Mortgaged Property, (v) take or release any other or

                                       9.

additional security for any Secured Obligation or (vi) compromise or make other arrangements with debtors in relation thereto.

11. Trustee's Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and at Beneficiary's sole expense, and without affecting the effect of this Deed of Trust upon the remainder of the Mortgaged Property, Trustee may (i) reconvey any part of the Mortgaged Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof. The grantee in any reconveyance may be described as the "person or persons legally entitled thereto," and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof.

12. Transfers. Trustor agrees that Trustor shall not, without Beneficiary's written consent: except as permitted under the Lease, directly or indirectly sell, transfer or convey or further pledge, encumber, hypothecate, mortgage, assign or lease, whether voluntary, involuntary or by operation of law, or suffer or permit the same, all or any part of the Property.

13. Event of Default. Each of the following events is a "Event of Default" hereunder:

         (a) Trustor's failure to convey the Mortgaged Property to Beneficiary pursuant to the Purchase Agreement;

         (b) Any other breach or default by Trustor of any covenant of Trustor under this Deed of Trust and which Trustor does not cure within the "Applicable Cure Period," as defined below, or, in the event such cure cannot be completed within such time period, which Trustor does not diligently and continuously prosecute to completion, but in no event later than 45 days thereafter. As used herein, the "Applicable Cure Period" is, unless otherwise specifically set forth herein, the 30-day period commencing on the date Trustor receives written notice of the occurrence of such breach or default;

         (c) Trustor's making of any transfer prohibited by Section 12 of this Deed of Trust;

         (d) Trustor makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for Trustor or any substantial part of Trustor's property, commences any proceeding relating to Trustor under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against or with respect to Trustor or any substantial portion of Trustor's property any such proceeding and an order for relief is issued or such proceeding remains undismissed for a period of thirty
         (30) days; or

         (e) Trustor shall dissolve, liquidate or wind up its affairs or shall bring any legal action or take any other action contemplating such dissolution, liquidation or winding up.

14. Remedies. Upon the occurrence of an Event of Default, Beneficiary may at any time, at its option and in its sole discretion, declare all Secured Obligations of the defaulting party to be due and payable and the same shall thereupon become immediately due and payable; provided, upon the occurrence of any Event of Default set forth in Sections 13(d) and 13(e), all of the

                                      10.

Trustor's Secured Obligations shall automatically be immediately due and payable. Beneficiary may also do any or all of the following, although it shall have no obligation to do any of the following:

         (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of Beneficiary's security, enter upon and take possession of the Mortgaged Property, or any part thereof, and do any acts which Beneficiary deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property, or to increase the income therefrom or to protect the security hereof and, with or without taking possession of any of the Mortgaged Property, sue for or otherwise collect all rents and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorney's fees and expenses, upon the Secured Obligations, all in such order as Beneficiary may determine. The collection of rents and profits and the application thereof shall not cure or waive any Event of Default or notice thereof or invalidate any act done in response thereto or pursuant to such notice.

         (b) Bring an action in any court of competent jurisdiction to foreclose this instrument.

         (c) Exercise any or all of the remedies available to a secured party under the UCC.

         (d) Elect to sell by power of sale the Property which is Land and Improvements or which Beneficiary has elected to treat as Land and Improvements and, upon such election, such notice of Event of Default and election to sell shall be given as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, at the time and place specified in the notice of sale, Trustee shall sell such property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Land consists of more than one legal parcel, Beneficiary may designate the order in which the same shall be offered for sale or sold. Trustor waives all rights to direct the order in which any of the Mortgaged Property will be sold in the event of any sale under this Deed of Trust, and also any of right to have any of the Mortgaged Property marshalled upon any sale. In the case of a sale under this Deed of Trust, the said property, real, personal and mixed, may be sold in one parcel or more than one parcel. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest. Any person, including a Trustor, Trustee or Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession. Beneficiary, from time to time before the trustee's sale pursuant to this section, may rescind any notice of breach or default and of election to cause to be sold the Property by executing and delivering to Trustee a written notice of such rescission, which notice, shall also constitute a cancellation of any prior declaration of

                                      11.

         default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, the obligations hereof, nor otherwise affect any provision, covenant or condition of the Purchase Agreement and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

         (e) Exercise each of its other rights and remedies under this Deed of Trust.

         (f) Except as otherwise required by law, apply the proceeds of any foreclosure or disposition hereunder to payment of the following: (i) the expenses of such foreclosure or disposition, (ii) the cost of any search or other evidence of title procured in connection therewith and revenue stamps on any deed or conveyance, (iii) all sums expended under the terms hereof, not then repaid, with accrued interest in the amount provided herein, (iv) all other sums secured hereby and (v) the remainder, if any, to the person or persons legally entitled thereto.

         (g) Upon any sale or sales made under or by virtue of this section, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash for the Mortgaged Property, Beneficiary may make settlement for the purchase price by crediting against the defaulting party's Secured Obligations the sales price of the Mortgaged Property, as adjusted for the expenses of sale and the costs of the action and any other sums for which the defaulting Trustor is obligated to reimburse Trustee or Beneficiary under this Deed of Trust.

15. Releases, Extensions, Modifications and Additional Security. Without notice to or the consent, approval or agreement of Trustor, any subsequent owner of any part of the Property, any maker, surety, guarantor, or endorser of this Deed of Trust or any other Secured Obligation, or any holder of a lien or other claim on all or any part of the Mortgaged Property, whether senior or subordinate hereto, Beneficiary may, from time to time, do one or more of the following: release any person's liability for the payment of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Property and other security for any Secured Obligation. No such release of liability, taking of additional security, release of security, change in terms or conditions of any Secured Obligation, or other action shall release or reduce the personal liability of a Trustor (if any), subsequent purchasers of all or any part of the Mortgaged Property, or release or impair the priority of the lien of this Deed of Trust upon any of the Mortgaged Property.

16. No Waiver. Any failure by Beneficiary to insist upon the strict performance by a Trustor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions of any of this Deed of Trust; and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Trustor of any and all of the terms and provisions of this Deed of Trust. The acceptance by Beneficiary of any sum less than the sum then due shall be deemed an acceptance on account only and shall not

                                      12.

constitute a waiver of the obligation of a Trustor to pay the entire sum then due. A Trustor's failure to pay said entire sum due shall be and shall continue to be an Event of Default hereunder notwithstanding such acceptance of such lesser amount on account, and Beneficiary shall be entitled to exercise all rights conferred upon it following an Event of Default hereunder notwithstanding such acceptance.

17. Cumulative. The rights of Beneficiary arising under this Deed of Trust the Purchase Agreement and the Ground Lease shall be separate, distinct and cumulative, and none of them shall be in exclusion of the others. All covenants hereof shall be construed as affording to Beneficiary rights additional to and not exclusive of the rights conferred under any applicable law.

18. Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to Trustee for cancellation, and upon payment of its fees (which shall be paid by Beneficiary), Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any such reconveyance of any matters or facts shall be conclusive proof of the truth thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

19. Substitution. Provided that such successor Trustee consents to and assumes in writing the obligations of Trustee as the "Escrow Holder" under the Purchase Agreement, including but not limited to the Trustee's reconveyance obligations with respect to the lien of this Deed of Trust set forth therein, Beneficiary may substitute Trustee hereunder in any manner now or hereafter provided by law or, in lieu thereof, Beneficiary may from time to time, by an instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county or counties in which the Land and Improvements are situated, shall be conclusive proof of proper substitution of such successor Trustee, who shall thereupon and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties.

20. Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the state in which the Land is located.

21. Severable. If any provision of this Deed of Trust or its application to any person or circumstance is held invalid, the other provisions hereof or the application of the provision to other persons or circumstances shall not be affected.

22. Successors and Assigns. Each of the covenants and obligations of Trustor set forth in this Deed of Trust shall run with the land and shall bind Trustor, its heirs, personal representatives, successors and assigns and all subsequent encumbrances and tenants of the Property and shall inure to the benefit of Beneficiary and its respective successors and assigns.

23. Captions. The captions or headings at the beginning of each section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

                                      13.

24. Amendments. This Deed of Trust contains (or incorporates) the entire agreement of the parties hereto with respect to the matters discussed herein, and this Deed of Trust may only be modified or amended by a written instrument executed by each of the parties hereto.

25. No Third Party Beneficiaries. This Deed of Trust is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with this Deed of Trust.

26. Notice. Any notice, request, demand, consent, approval or other communication ("Notice") provided or permitted under this Deed of Trust, or any other instrument contemplated hereby, shall be in writing, signed by the party giving such Notice, and shall be given by personal delivery to the other party or by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the party for whom it is intended at its address as set forth below. Unless otherwise specified, Notice shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after same is deposited in any official United States Postal Depository. Any party from time to time, by Notice to the other parties given as above set forth, may change its address for purposes of receipt of any such communication.

                 To Landlord:        Pardee Homes
                                     12626 High Bluff Drive, Suite 100
                                     San Diego, CA 92130
                                     Attn: Gregory P. Sorich
                                     Telephone: (858) 794-2500
                                     Facsimile: (858) 794-2599

                 with a copy to:     Pardee Homes
                                     10880 Wilshire Blvd., Suite 1900
                                     Los Angeles, CA 90024
                                     Attn:  William A. Bryan
                                     Telephone:  (310) 475-3525
                                     Facsimile:  (310) 446-1293

                 With a copy to:     Sandler & Rosen, LLP
                                     1801 Avenue of the Stars, Suite 510
                                     Los Angeles, CA 90067
                                     Attn:  Craig C Birker, Esq.
                                     Telephone:  (310) 277-4411
                                     Facsimile:  (310) 277-5954

                 To Tenant:          Neurocrine Biosciences, Inc.
                                     1055 Science Center Drive
                                     San Diego, CA 92121
                                     Attn:  Margaret Valeur-Jensen, PhD
                                     Telephone:  (858) 658-7600

                                      14.

                                     Facsimile:  (858) 658-7605

                 With a copy to:     Brobeck, Phleger & Harrison LLP
                                     12390 El Camino Real
                                     San Diego, CA 92130
                                     Attn:  W. Scott Biel, Esq.
                                     Telephone:  (858) 720-2500
                                     Facsimile:  (858) 720-2555

27.      Time.  Time is of the essence of each provision of this Deed of Trust.

28. Survival of Warranties. All representations, warranties, covenants and agreements of Trustor hereunder shall survive the delivery of this Deed of Trust and shall continue in full force and effect until the full and final payment and performance of Trustor's Secured Obligations.

29. Waivers. Trustor agrees that it shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any stay of execution, extension or marshalling in the event of foreclosure of the liens and security interests hereby created.

30. Specific Performance. At any time, Beneficiary may commence and maintain an action in any court of competent jurisdiction for specific performance of any of the covenants and agreements contained herein or in the Purchase Agreement, and may obtain the aid and direction of the court in the performance of any of the covenants and agreements contained herein or in the Purchase Agreement, and may obtain orders or decrees directing the execution of the same and, in case of any sale hereunder, directing, confirming or approving its or Trustee's acts and granting it such relief as may be warranted in the circumstances.

31. Attorneys' Fees. In the even any action is brought by Trustor or Beneficiary against the other to enforce or for the breach of any of the terms, covenants or conditions contained in this Deed of Trust, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court, together with costs of suit therein incurred.

32. WAIVER OF JURY TRIAL. BENEFICIARY AND TRUSTOR EACH WAIVE TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING (INCLUDING COUNTERCLAIMS), WHETHER AT LAW OR EQUITY, BROUGHT BY BENEFICIARY OR A TRUSTOR AGAINST THE OTHER ON MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS DEED OF TRUST, THE LEASE, THE PURCHASE AGREEMENT, OR ANY TRANSACTION CONTEMPLATED BY, OR THE RELATIONSHIP BETWEEN BENEFICIARY AND A TRUSTOR, OR ANY ACTION OR INACTION BY ANY PARTY UNDER, ANY OF THE DEED OF TRUST, GROUND LEASE, OR PURCHASE AGREEMENT DOCUMENTS.

33. Request for Notice. Pursuant to California Government Code Section 27321.5(b), Trustor hereby requests that a copy of any notice of default and a copy of any notice of sale given pursuant to this Deed of Trust be mailed to Trustor at the address set forth above.

                                      15.

34. Obligations of Tenant. Nothing in this Deed of Trust shall be deemed to amend, modify, limit, waive or otherwise affect the liabilities, obligations, duties, covenants and agreements of the Beneficiary as the Tenant under the Ground Lease.

                                      16.

[SIGNATURE PAGE TO DEED OF TRUST]

         IN WITNESS WHEREOF, this Deed of Trust has been duly executed and acknowledged by the undersigned as of the day and year first above written.

         TRUSTOR PLEASE NOTE: UPON THE OCCURRENCE OF A DEFAULT, CALIFORNIA PROCEDURE PERMITS THE TRUSTEE TO SELL THE MORTGAGED PROPERTY AT A SALE HELD WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION OF A PERIOD PRESCRIBED BY LAW. UNLESS YOU PROVIDE AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT BE ENTITLED TO NOTICE OF THE COMMENCEMENT OF SALE PROCEEDINGS. BY EXECUTION OF THIS DEED OF TRUST, YOU CONSENT TO SUCH PROCEDURE. BENEFICIARY URGES YOU TO GIVE PROMPT NOTICE OF ANY CHANGE IN YOUR ADDRESS SO THAT YOU MAY RECEIVE PROMPTLY ANY NOTICE GIVEN PURSUANT TO THIS DEED OF TRUST.

                                     "TRUSTOR"

                                     PARDEE HOMES
                                     a California corporation

                                     By:
                                           -------------------------------------

                                     Name:
                                           -------------------------------------

                                     Its:
                                           -------------------------------------



                                     By:
                                           -------------------------------------

                                     Name:
                                           -------------------------------------

                                     Its:
                                           -------------------------------------

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

REAL PROPERTY in the City of San Diego, County of San Diego, State of California, described as follows:

Lot 17 of Employment Center Development Unit No. 2B, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10945, filed in the Office of the County Recorder of San Diego County.

                                   EXHIBIT "I"